                                  EXHIBIT 2.3

                   STOCK EXCHANGE AND STOCK PURCHASE AGREEMENT


         THIS STOCK EXCHANGE AND STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of December 7, 1999, by and among CAYENTA.COM, INC., a Delaware corporation ("CAYENTA"), CAYENTA OPERATING COMPANY, a Delaware corporation ("CAYENTA SUB"), THE TITAN CORPORATION, a Delaware corporation ("TITAN"), ASSIST CORNERSTONE TECHNOLOGIES, INC., a Utah corporation ("ASSIST" or the "COMPANY"), and the following parties (the "SELLING SHAREHOLDERS"): SCOTT E. PYNES, JERRY L. MCMILLAN, KENNETH R. SAWYER, ANDREAS SEEMULLER, HENRY J. EYRING, VERN R. CHRISTENSEN, GREGORY C. ESTY, BATCHELDER & PARTNERS, INC., E. SCOTT ANDERSON, GUY M. CAMERON, MARNIE NUTTALL-MARTINEZ, RANDALL CROCKER, PAUL SCHWEET, STUART CLIFTON, MARK S. HOWLETT, C. BURTON STOHL, MARLON R. BERRETT AND PACIFIC MEZZANINE FUND, LP. Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

A. The Selling Shareholders own or will own as of the Closing 9,723,455 shares of the Common Stock of Assist (the "SHARES"), which will constitute all of the outstanding common stock of Assist as of the Closing.

B. The Selling Shareholders wish to exchange with Cayenta a total of 2,015,838 of the Shares for a total of 516,458 shares of Class A common stock of Cayenta (the "EXCHANGE") pursuant to Cayenta's plan adopted pursuant to
Section 351 of the Code (the "351 PLAN") and pursuant to the terms set forth in this Agreement (which are a part of the 351 Plan).

C. Concurrently with the Closing of the Exchange, Titan and the other stockholders of Cayenta Sub will exchange all of the outstanding shares of capital stock of Cayenta Sub for shares of capital stock of Cayenta in accordance with the 351 Plan.

D. Concurrently with the Closing of the Exchange, the Selling Shareholders wish to sell to Cayenta Sub a total of 7,707,617 of the Shares pursuant to the terms set forth in this Agreement.

                                    AGREEMENT

         The parties to this Agreement agree as follows:

1.       EXCHANGE OF SHARES TRANSACTION

         1.1 EXCHANGE OF SHARES. At the Closing, the Selling Shareholders shall exchange, assign, transfer and deliver to Cayenta a total of 2,015,838 of the Shares (the "EXCHANGED SHARES") to Cayenta, and Cayenta shall exchange and deliver to the Selling Shareholders a total of 516,458 shares of Class A common stock, $.001 par value, of Cayenta (the "CAYENTA SHARES"), on the terms and subject to the conditions set forth in this Agreement. Each of the

                                   1.

Selling Shareholders will exchange with Cayenta 20.7% of the total Shares owned by such Selling Shareholder.

         1.2 NO FRACTIONAL SHARES. No fractional shares of Cayenta common stock shall be issued in the exchange with Cayenta, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Selling Shareholder who would otherwise be entitled to receive a fraction of a share of Cayenta common stock (after aggregating all fractional shares of Cayenta Shares issuable to such holder) shall be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $6.58.

         1.3 CAYENTA SHARES. The Cayenta Shares shall have the voting and other rights set forth in the form of Amended and Restated Certificate of Incorporation attached as Exhibit B. Each Cayenta Share shall be entitled to the appraisal rights set forth in Section 1.4 and the co-sale, participation and registration rights set forth in the Investor Rights Agreement attached as Exhibit C hereto. In addition, each Cayenta Share shall be subject to the restrictions on transfer and right of first refusal set forth in the Investor Rights Agreement.

         1.4 APPRAISAL RIGHTS. In the event that the Class A common stock of Cayenta (or any class of common stock of Cayenta for which the Class A common stock held by the Selling Shareholders are exchanged) is not traded on a national securities exchange or Nasdaq Stock Market within four years from the Closing Date, then the Selling Shareholders holding at least 50% of the Cayenta Shares may require Cayenta to engage a nationally recognized investment banking firm to determine the Fair Market Value of the Cayenta Class A Common Stock upon terms usual for engagements of this type. The "FAIR MARKET VALUE" shall mean the fair market value of the business of Cayenta as determined by such investment banking firm utilizing and weighing in its sole discretion applicable generally accepted enterprise valuation methodologies which may include the market multiple approach, earnings approach, net asset value approach and discounted cash flow approach based upon the financial statements of Cayenta and projections prepared by Cayenta using reasonable assumptions and without reflecting any minority or restricted stock discounts. To the extent consistent with generally accepted enterprise valuation methodologies, the investment banking firm may consider the consideration that Cayenta would receive upon the exercise of outstanding options or warrants included in the fully diluted capitalization of Cayenta (on a discounted or other appropriate basis). The "FAIR MARKET VALUE PER SHARE" shall be determined based upon the fully diluted capitalization of Cayenta. If the Agent does not agree with the investment banking firm's determination of the Fair Market Value per Share, then the Agent may engage, at the Selling Shareholders' expense, a second nationally recognized investment banking firm to determine the Fair Market Value per Share of the Class A common stock of Cayenta upon terms usual for engagements of this type. If the two investment banking firms cannot agree upon a Fair Market Value per Share within 45 days after the engagement of the second investment banking firm, then the two investment banking firms shall designate a third investment banking firm to determine a Fair Market Value per Share within the range of the Fair Market Value per Share determinations of the other two investment banking firms. The third investment banking firm's determination shall be final and binding on Cayenta and the Selling Shareholders. For a period of 90 days after the final determination of the Fair Market Value per Share (the "PUT PERIOD"), each of the Selling Shareholders who continue to hold Cayenta Shares shall have a right to put the Cayenta Shares to

                                    2.

Titan for purchase at the Fair Market Value per Share (the "PUT RIGHT"). If the Put Right is not exercised within the Put Period, then Titan shall have the right for a period of 90 days following the final day of the Put Period to call the Cayenta Shares from any or all of the Selling Shareholders (the "CALL RIGHT") at the Fair Market Value per Share. The closing of each exercise of Put Right or the Call Right shall occur within 30 days after the exercise of the applicable Put Right by each Selling Shareholder or the Call Right by Titan. Titan may pay the purchase price in cash or in freely tradable shares of common stock of Titan so long as Titan common stock is then traded on the New York Stock Exchange or the Nasdaq Stock Market. If Titan elects to use common stock of Titan, the number of shares of Titan common stock given for each share of the Cayenta Shares sold will be determined by dividing the Fair Market Value per Share by the average closing price of a share of Titan common stock on the New York Stock Exchange (or its principal exchange or market, if not the New York Stock Exchange) for the 20 trading days ending immediately prior to the closing date for the put or the call transaction as reported in the WALL STREET JOURNAL.

         1.5 CLOSING. The closing of the Exchange and the closing of the purchase and sale of the Purchased Shares (as defined in Section 2.1) in accordance with Section 1.5 (the "CLOSING") shall take place at the offices of Cooley Godward, LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121 at 10:00 a.m. (California time) on the later of December 13, 1999 or the date two business days following the satisfaction of all conditions to the Closing (or at such other place or time as Cayenta and the Agent may jointly designate). For purposes of this Agreement: "SCHEDULED CLOSING TIME" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.5; and "CLOSING DATE" shall mean to the time and date as of which the Closing actually takes place. At the Closing, the Selling Shareholders shall deliver to Cayenta the stock certificates representing the Exchanged Shares, duly endorsed (or accompanied by duly executed stock powers) and Cayenta shall deliver to each Selling Shareholder stock certificates for the Cayenta Shares issuable to each such Selling Shareholder.

2.       SALE AND PURCHASE OF SHARES.

         2.1 SALE AND PURCHASE OF SHARES. At the Closing, the Selling Shareholders shall sell, assign, transfer and deliver a total of 7,707,617 Shares (the "PURCHASED SHARES") to Cayenta Sub, and Cayenta Sub shall purchase the Purchased Shares from the Selling Shareholders, on the terms and subject to the conditions set forth in this Agreement. Each of the Selling Shareholders will sell to Cayenta Sub 79.3% of the total Shares owned by such Selling Shareholder. At the Closing, the Selling Shareholders shall deliver to Cayenta the stock certificates representing the Purchased Shares, duly endorsed (or accompanied by duly executed stock powers), and Cayenta shall deliver the First Installment of the Purchase Price to the Agent.

         2.2  PURCHASE PRICE.

              (a) For purposes of this Agreement:

                  (i) The "APPLICABLE FRACTION" shall mean the fraction determined by dividing one by 7,707,617, which is the total number of Purchased Shares.

                                     3.

                  (ii) "DEBT" means all debt of Assist, including without limitation, bank indebtedness, related party debt, redeemable nonconvertible preferred stock, subordinated debt, intercompany debt, the redemption price of the Series A preferred stock, including accrued but unpaid dividends on Series A preferred stock and the redemption price of the Series B preferred stock, and capital leases, but excluding trade payables and other current liabilities incurred or made in the ordinary course of business and consistent with past practices (E.G. payroll and commissions). The current portion of any principal or interest on any indebtedness shall constitute Debt regardless of whether it is classified as a current liability under GAAP. "NET DEBT" means Debt as of the Closing Date minus $3,100,000.00.

                  (iii) The "FIRST INSTALLMENT" shall be the Purchase Price less $3,000,000.00.

                  (iv) The "SECOND INSTALLMENT" shall be the Purchase Price less (a) the First Installment, (b) $1,300,000.00 and (c) any setoffs made in accordance with Section 11.7 of this Agreement, with interest on the Second Installment at the rate of 8% per annum accruing from the Closing Date to the payment date of the Second Installment.

                  (v) The "THIRD INSTALLMENT" shall be the Purchase Price less (a) the First Installment, (b) the Second Installment and (c) any setoffs made in accordance with Section 11.7 of this Agreement, with interest on the Third Installment at the rate of 8% per annum accruing from the Closing Date to the payment date of the Third Installment.

                  (vi) The "PURCHASE PRICE" shall be $13,000,000.00 less (without duplication) (a) each dollar of Net Debt as of the Closing Date, (b) each dollar of negative Working Capital as of the Closing Date, (c) each dollar of Transaction Expenses as defined in Section 12.5 and (d) each dollar paid by Assist for the termination of outstanding options or warrants to acquire Assist common stock. The Purchase Price shall be increased by an amount equal to (x) the aggregate cash received by Assist in connection with the exercise of vested options or warrants to acquire Assist common stock and
(y) the aggregate amount of any Debt (excluding any Net Debt) cancelled in connection with the exercise of any warrants to acquire Assist capital stock. The Purchase Price shall be calculated at the Closing using an estimate of the Working Capital as of the Closing Date. The final determination of the Purchase Price shall be determined based upon the post-closing audit conducted in accordance with Section 2.3.

              (b) The Purchase Price shall be payable by Cayenta Sub as follows:

                  (i) The First Installment shall be deliverable as of the Closing against delivery of the stock certificates at the Closing in accordance with Section 2.3. The First Installment shall be paid to the Agent for distribution to the Selling Shareholders. Each Selling Shareholder will receive the Applicable Fraction of the First Installment for each of the Purchased Shares owned by such Selling Shareholder.

                  (ii) The Second Installment shall be paid on the second business day following the completion of the audit and the determination of any adjustments to the Purchase Price pursuant to Section 2.3. Each Selling Shareholder will receive the Applicable Fraction of the Second Installment for each of the Purchased Shares owned by such Selling Shareholder.

                                     4.

The Second Installment shall be paid to the Agent for distribution to the Selling Shareholders. Cayenta Sub's obligation to make the payment contemplated by this Section 2.2(b)(ii) shall be subject to any right of setoff that Cayenta Sub may be entitled to exercise (pursuant to Section 11.7). In addition, if Cayenta Sub shall have made in good faith any claim for indemnification against any of the Selling Shareholders pursuant to this Agreement and such claim shall not have been setoff in accordance with
Section 11.7, then Cayenta Sub may withhold a good faith estimate of such claim (and the associated interest) from the Second Installment and pay the remaining portion of the Second Installment with interest on the portion paid.

                  (iii) The Third Installment shall be payable on the first business day after the eighteen-month anniversary of the Closing Date (or on such earlier date as Cayenta Sub may elect). Each Selling Shareholder will receive the Applicable Fraction of the Third Installment for each of the Purchased Shares owned by such Selling Shareholder. The Third Installment shall be paid to the Agent for the distribution to the Selling Shareholders. Cayenta Sub's obligation to make the payment contemplated by this Section 2.2(b)(iii) shall be subject to any right of setoff that Cayenta Sub may be entitled to exercise (pursuant to Section 11.7). In addition, if Cayenta Sub shall have made in good faith any claim for indemnification against any of the Selling Shareholders pursuant to this Agreement and such claim shall not have been setoff in accordance with Section 11.7, then Cayenta Sub may withhold a good faith estimate of such claim (and the associated interest) from the Third Installment and pay the remaining portion of the Third Installment with interest on the portion paid.

              (c) Cayenta Sub shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of Assist pursuant to this Agreement such amounts as Cayenta Sub or Assist may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law (or, in the alternative, Cayenta Sub at its option may request tax information and other documentation so no withholding is necessary). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

         2.3  POST-CLOSING ADJUSTMENT.

              (a) The Purchase Price shall be subject to post-closing adjustment as follows: the Purchase Price shall be reduced dollar for dollar to the extent of any negative Working Capital as of the Closing Date as shown on the Audited Balance Sheet that was not deducted in determining the Purchase Price on the Closing Date and shall be reduced by any Net Debt, as shown on the Audited Balance Sheet, that was not deducted in determining the Purchase Price on the Closing Date. The foregoing adjustments shall be made without double counting any single item of debt in both the calculation of Working Capital and the determination of Debt.

              (b) Within 90 days following the Closing, Arthur Andersen LLP ("ARTHUR ANDERSEN") shall audit Assist's balance sheet as of the Closing Date (the "CLOSING BALANCE SHEET") and Assist's statements of operations, changes in shareholders' equity and cash flows for the period from January 1, 1999 to and including the Closing Date for conformity to GAAP and issue a draft report thereon. Cayenta Sub shall provide to Agent a copy of the draft report. Any

                                 5.

adjustment to the Closing Balance Sheet proposed by Arthur Andersen, including adjustments to Working Capital, shall be subject to review by auditors retained by the Selling Shareholders (the "ASSIST AUDITORS") which review shall be completed no later than 30 days after the Agent receives the report from Arthur Andersen. If the opinions of Arthur Andersen and the Assist Auditors differ as to the necessity of the adjustment, a third auditing firm mutually agreeable to Cayenta Sub and the Agent shall be selected to review the disputed adjustments. The decision of the third independent auditing firm shall be made no later than 30 days after the selection and engagement of such firm. The decision of the third independent auditing firm regarding any such adjustment shall be binding on the parties. The final determination of the amounts payable hereunder shall be based on the final determination of the Working Capital as set forth in the final audited Closing Balance Sheet (the "AUDITED BALANCE SHEET") and each component in the calculation of such amounts shall be made using the Audited Balance Sheet. Cayenta Sub shall be responsible for the fees and expenses of Arthur Andersen and the Selling Shareholders shall be responsible for the fees and expenses of the Assist Auditors. Notwithstanding anything in this Agreement to the contrary, if the services of a third independent auditing firm are required pursuant to this Section, Cayenta Sub and the Agent (on behalf of the Selling Shareholders) shall each bear and pay 50% of all fees and expenses of such auditing firm.

3.       REPRESENTATIONS AND WARRANTIES OF ASSIST AND SELLING SHAREHOLDERS

         Except as set forth in the disclosure schedules attached hereto (each a "SCHEDULE," and collectively, the "DISCLOSURE SCHEDULE"), as of the date of this Agreement and as of the Closing, Assist and each of the Selling Shareholders jointly but not severally represents and warrants, to and for the benefit of the Indemnitees, as follows:

         3.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

              (a) Assist is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all necessary power and authority:

                  (i) to conduct its business in the manner in which its business is currently being conducted;

                  (ii) to own and use its assets in the manner in which its assets are currently owned and used; and

                  (iii) to perform its obligations under all Assist Contracts.

              (b) Assist has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Assist International Inc.", "Interactive Systems, Inc.", "McMillan, Schow and Pynes, Inc."

              (c) Assist is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 3.1 of the Disclosure Schedule. Assist is in good standing as a foreign corporation in each of the jurisdictions identified in Part 3.1 of the Disclosure Schedule.

                                    6.

              (d) Part 3.1 of the Disclosure Schedule accurately sets forth
(i) the names of the members of Assist's board of directors, (ii) the names of the members of each committee of Assist's board of directors, and (iii) the names and titles of Assist's officers.

              (e) Neither Assist nor any of its shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of Assist or the winding up or cessation of Assist's business or affairs.

              (f) Assist has no subsidiaries, and Assist has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity other than a shell subsidiary that was dissolved. Assist has not agreed and is not obligated to make any future investment in or capital contribution to any other Entity.

         3.2  CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS.

              (a) Assist has delivered to Cayenta accurate and complete copies of:

                  (i) Assist's certificate of incorporation and bylaws, including all amendments thereto;

                  (ii) the stock records of Assist; and

                  (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Assist, the board of directors of Assist and all committees of the board of directors of Assist.

         There have been no officially called and noticed meetings or other proceedings of the shareholders of Assist, the board of directors of Assist or any committee of the board of directors of any of Assist that are not fully reflected in such minutes or other records.

              (b) There has not been any violation of any of the provisions of Assist's certificate of incorporation or bylaws or of any resolution adopted by Assist's shareholders, Assist's board of directors or any committee of Assist's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

              (c) The books of account, stock records, minute books and other records of Assist are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with sound and prudent business practices. All of the records of Assist are in the actual possession and direct control of Assist. Assist has in place an adequate and appropriate system of internal controls which is at least as comprehensive and effective as the systems of internal controls customarily maintained by Comparable Entities.

         3.3  CAPITALIZATION, ETC.

              (a) The authorized capital stock of Assist consists of:

                                  7.

                  (i) 20,000,000 shares of common stock having a par value of $.001 per share, of which 4,661,645 shares have been issued and are outstanding as of the date of this Agreement and of which 9,723,455 shares shall have been issued and shall be outstanding as of the Closing Date following the exercise of all then outstanding options and warrants to acquire common stock of Assist;

                  (ii) 12,800 shares of preferred stock having a par value of $.001 per share, of which 6,200 have been designated Series A preferred stock and 6,600 have been designated Series B preferred stock. 6,200 shares of Series A preferred are issued and outstanding and are convertible into 413,333 shares of common stock of Assist. 5000 shares of Series B preferred stock are issued and outstanding, none of which is convertible into common stock of Assist; and

                  (iii) Cayenta will acquire at the Closing, good and valid title to the Exchanged Shares free and clear of any Encumbrances. Cayenta Sub will acquire at the Closing, good and valid title to the Purchased Shares free and clear of any Encumbrances. All of such Shares are owned by the Selling Shareholders in the amounts indicated on the Schedule of Shareholders attached as Part 3.3(a) and are being sold to Cayenta hereunder.

              (b) All of the Exchanged Shares and all of the Purchased Shares
(i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) were issued in compliance with any applicable preemptive or similar rights and (iv) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements and in compliance with all applicable Contracts. The Selling Shareholders have delivered or, at the Closing shall deliver, to Cayenta and Cayenta Sub, respectively, accurate and complete copies of the stock certificates evidencing the Exchanged Shares and the Cayenta Shares.

              (c) Except as set forth in Part 3.3 of the Disclosure Schedule, there is no:

                  (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Assist;

                  (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Assist;

                  (iii) Contracts under which Assist is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

                  (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Assist.

                  (d) Except as set forth in Part 3.3 of the Disclosure Schedule, Assist has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by Assist were reacquired in full compliance with the applicable provisions of the Utah Revised Business Corporations Act and with all other applicable Legal Requirements.

                               8.

         3.4  FINANCIAL STATEMENTS.

              (a) Assist has delivered to Cayenta the following financial statements and notes (collectively, the "ASSIST FINANCIAL STATEMENTS"):

                  (i) the audited balance sheet of Assist as of December 31, 1998, and the related audited consolidated statements of operations, changes in shareholders' equity and cash flows of Assist for the year then ended, together with the notes thereto and the unqualified report and certification of Ernst & Young LLP relating thereto;

                  (ii) the audited balance sheet of Assist as of December 31, 1997, and the related audited statements of operations, changes in shareholders' equity and cash flows of Assist for the year then ended, together with the notes thereto and the unqualified report and certification of Ernst & Young LLP relating thereto; and

                  (iii) the unaudited balance sheet of Assist as of September 30, 1999 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related unaudited statements of operations, changes in shareholders' equity and cash flows of Assist for the nine months then ended.

              (b) All of the Assist Financial Statements are accurate and complete in all material respects The financial statements and notes referred to in Section 3.4(a)(i) present fairly the financial position of Assist as of December 31, 1998 and the results of operations, changes in shareholders' equity and cash flows of Assist for the year then ended. The financial statements and notes referred to in Sections 3.4(a)(ii) and 3.4(a)(iii) present fairly the financial position of Assist as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of Assist for the periods covered thereby. The Assist Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered, except that the financial statements referred to in Section 3.4(a)(iii) do not contain footnotes and are subject to normal recurring year-end audit adjustment consistent with Assist past practices.

         3.5 ABSENCE OF CHANGES. Except as set forth in Part 3.5 of the Disclosure Schedule, since December 31, 1998

              (a) there has not been any material adverse change in Assist's business, condition, assets, liabilities, operations, financial performance or net income (or in any aspect or portion thereof), and no event has occurred that might have a material adverse effect on Assist's business, condition, assets, liabilities, operations, financial performance or net income (or on any aspect or portion thereof);

              (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Assist's assets (whether or not covered by insurance);

              (c) Assist has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                                    9.

              (d) Assist has not sold or otherwise issued any shares of capital stock or any other securities;

              (e) Assist has not amended its certificate of incorporation or bylaws and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (f) Assist has not purchased or otherwise acquired any asset from any other Person, except for supplies and equipment acquired by Assist in the Ordinary Course of Business;

              (g) Assist has not leased or licensed any asset from any other Person that is either incorporated in any product or service sold by Assist or that had lease or license payments that exceeded $25,000 since December 31, 1998;

              (h) Assist has not made any capital expenditure in excess of $20,000 per item and $200,000 in the aggregate;

              (i) Assist has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold or licensed by Assist from its inventory in the Ordinary Course of Business;

              (j) Assist has not written off as uncollectible, or established any extraordinary reserve with respect to, any individual account receivable in an amount of more than $20,000 or other indebtedness owing to Assist or collectively in an amount of more than $200,000;

              (k) Assist has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

              (l) Assist has not made any loan or advance to any other Person;

              (m) Assist has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to any directors, officers or employees other than pursuant to Employee Benefit Plans that were established or adopted prior to December 31, 1998 and that were not amended since December 31, 1998, in amounts consistent with prior bonus or profit-sharing amounts, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

              (n) Assist has not entered into, and neither Assist nor any of the assets owned or used by Assist has become bound by, any Contract that is not an Excluded Contract;

              (o) no Contract by which Assist or any of the assets owned or used by Assist is or was bound, or under which Assist has or had any rights or interest (other than an Excluded Contract), has been amended or terminated;

              (p) Assist has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in

                                 10.

the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Assist in the Ordinary Course of Business;

              (q) Assist has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that
(i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by Assist since September 30, 1999 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

              (r) Assist has not forgiven any debt or otherwise released or waived any material right or claim;

              (s) Assist has not changed any of its methods of accounting or accounting practices in any respect;

              (t) Assist has not entered into any transactions or taken any other action outside the Ordinary Course of Business; and

              (u) Assist has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(t)" above.

         3.6  TITLE TO ASSETS.

              (a) Assist owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

                  (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold by Assist since September 30, 1999 in the Ordinary Course of Business);

                  (ii) all assets acquired by Assist since September 30, 1999 (except for inventory sold by Assist since September 30, 1999 in the Ordinary Course of Business);

                  (iii) all assets referred to in Parts 3.8, 3.10 and 3.12 of the Disclosure Schedule and all of Assist's rights under Assist Contracts; and

                  (iv) all other assets reflected in Assist's books and records as being owned by Assist.

         Except as set forth in Part 3.6 of the Disclosure Schedule, all of said assets are owned by Assist free and clear of any Encumbrances except for any lien for Taxes that are not yet due and payable.

              (b) Part 3.6 of the Disclosure Schedule identifies all assets that are being leased or licensed to Assist (except for any Proprietary Asset that is licensed to Assist under any third party software license generally available to the public at a cost of less than $1,000 per copy).

                                   11.

         3.7 BANK ACCOUNTS. Part 3.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of Assist at any bank or other financial institution:

              (a) the name and location of the institution at which such account is maintained;

              (b) the name in which such account is maintained and the account number of such account;

              (c) a description of such account and the purpose for which such account is used;

              (d) the current balance in such account;

              (e) the rate of interest being earned on the funds in such account; and

              (f) the names of all individuals authorized to draw on or make withdrawals from such account.

         Except as provided in Part 3.7 of the Disclosure Schedule, there are no safe deposit boxes or similar arrangements maintained by or for the benefit of Assist.

         3.8  RECEIVABLES; MAJOR CUSTOMERS.

              (a) Part 3.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Assist as of September 30, 1999.

              (b) Except as set forth in Part 3.8 of the Disclosure Schedule, all existing accounts receivable of Assist (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1999 and have not yet been collected):

                  (i) represent valid obligations of customers of Assist arising from bona fide transactions entered into in the Ordinary Course of Business; and

                  (ii) are current and will be collected in full (without any counterclaim or setoff, subject to write-offs for bad debt not to exceed the reserve for bad debt on the Interim Balance Sheet) or in the Ordinary Course of Business consistent with Assist's historical collection experience.

              (c) No customer has accounted for more than 10% of Assist annual revenues in each of its fiscal years ended December 31, 1997 and December 31, 1998 and on an annualized basis during the fiscal year ending December 31, 1999.

         3.9 INVENTORY. Part 3.9 of the Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished

                                  12.

goods) of Assist as of September 30, 1999. All of Assist's existing inventory (including all inventory that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by Assist since September 30, 1999):

              (a) is of such quality and quantity as to be usable and saleable by Assist in the Ordinary Course of Business;

              (b) has been priced at the lower of cost or market value; and

              (c) is free of any material defect or deficiency that is not covered through a third party manufacturer's warranty.

         The inventory levels maintained by Assist (i) are not excessive in light of Assist's normal operating requirements, and (ii) are adequate for the conduct of Assist's operations in the Ordinary Course of Business.

         3.10 EQUIPMENT, ETC.

              (a) Part 3.10 of the Disclosure Schedule accurately identifies all equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by Assist. Part 3.10 also accurately identifies all tangible assets leased to Assist.

              (b) Each asset identified or required to be identified in Part
3.10 of the Disclosure Schedule:

                  (i) is structurally sound, free of material defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

                  (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal
Requirements; and

                  (iii) is adequate for the uses to which it is being put.

         The assets identified in Part 3.10 of the Disclosure Schedule are adequate for the conduct of Assist's business in the manner in which such business is currently being conducted.

         3.11 REAL PROPERTY. Assist does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 3.13 of the Disclosure Schedule. Part 3.11 of the Disclosure Schedule provides an accurate description of the premises covered by said leases and the facilities located on such premises. Assist enjoys peaceful and undisturbed possession of such premises.

         3.12 PROPRIETARY ASSETS.

              (a) Part 3.12(a) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset of Assist registered with any Governmental Body or for which an application has been filed with any Governmental Body,
(i) a brief description of such Assist Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application.

                                  13.

Part 3.12(a) of the Disclosure Schedule identifies and provides a brief description of all other material Proprietary Assets owned by Assist. Part 3.12(a) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Assist by any Person (except for any Proprietary Asset that is licensed to Assist under any third party software license generally available to the public at a cost of less than $1,000 per copy), and identifies the license agreement under which such Proprietary Asset is being licensed to Assist. Except as set forth in Part 3.12(a) of the Disclosure Schedule, Assist has good, valid and marketable title to all of the Proprietary Assets used in its business free and clear of all liens and other Encumbrances, and has a valid right (contractual or otherwise) to use all Proprietary Assets identified in Part 3.12(a) of the Disclosure Schedule. Except as set forth in Part 3.12(a) of the Disclosure Schedule, Assist is not obligated to make any payment to any Person for the use of any Proprietary Asset. Except as set forth in Part 3.12(a) of the Disclosure Schedule, Assist has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

              (b) Assist has taken all commercially reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets. Except as set forth in Part 3.12(a) of the Disclosure Schedule, Assist has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset.

              (c) None of the Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person except for any inadvertent infringement of which Assist is unaware that does not impose any material liability on Assist or cause Assist to spend any material amount to replace any Proprietary Assets. Assist is not infringing, misappropriating or making any unlawful use of, and Assist has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of Assist, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset.

              (d) Except as set forth in Part 3.12(d) of the Disclosure
Schedule: (i) each Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Assist; and (ii) during the last 24 months, there has not been any material claim by any customer or other Person alleging that any Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Assist to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Assist other than reports of programming errors that (x) occur or are experienced from time to time by customers using Assist's products in a unique or custom fashion, (y) have been resolved or are resolvable through Assist's help desk (without the devotion of material additional resources) and (z) are consistent

                                   14.

with the experience of Comparable Entities, and, to the knowledge of Assist, there is no basis for any such claim.

              (e) Proprietary Assets constitute all the Proprietary Assets necessary to enable Assist to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 3.12(e) of the Disclosure Schedule, (i) Assist has not licensed any of its Proprietary Assets to any Person on an exclusive basis, and (ii) Assist has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

              (f) Except as disclosed in Part 3.12 of the Disclosure Schedule, all Proprietary Assets of Assist do not and will not contain any viruses, which shall mean any computer code designed to disrupt, disable, harm, or otherwise impede in any manner, the operation of the computer program, or any other associated software, firmware, hardware, or network (including local area or wide-area networks), in a manner not intended by the creator(s) of such software, firmware, hardware, or network.

         3.13 CONTRACTS.

              (a) Part 3.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each Assist Contract, except for any Excluded Contract. Assist has delivered to Cayenta accurate and complete copies of all Assist Contracts identified in Part 3.13 of the Disclosure Schedule, including all amendments thereto.

              (b) Each Assist Contract is valid and in full force and effect, and is enforceable by Assist in accordance with its terms. No Assist Contract contains any term or provision that is extraordinary for similar types of commercial contracts or licenses.

              (c) Except as set forth in Part 3.13 of the Disclosure Schedule:

                  (i) Assist has not violated or breached, or declared or committed any default under, any Assist Contract and to Assist's Knowledge, no other Person has violated, breached or committed any default under any Assist Contract;

                  (ii) no event has occurred, and no circumstance or condition exists, that reasonably might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Assist Contract by Assist or, to Assist's Knowledge by any Person other than Assist, (B) give any Person (other than Assist) the right to declare a default or exercise any remedy under any Assist Contract, (C) give any Person (other than Assist) the right to accelerate the maturity or performance of any Assist Contract, or (D) give any Person (other than Assist) the right to cancel, terminate or modify any Assist Contract;

                  (iii) Assist has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assist Contract; and

                  (iv) Assist has not waived any of its rights under any Assist Contract.

                                  15.

              (d) To the Knowledge of Assist, none of its customers under existing Assist Contracts is insolvent or unable to satisfy its current or future monetary obligations and other obligations and Liabilities to Assist.

              (e) Except as set forth in Part 3.13 of the Disclosure Schedule:

                  (i) Assist has never guaranteed or otherwise agreed to cause, insure or become liable for, and Assist has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                  (ii) Assist has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

              (f) The performance of the Assist Contracts will not result in any violation of or failure to comply with any material Legal Requirement.

              (g) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to Assist under any Assist Contract or any other term or provision of any Assist Contract.

              (h) The Contracts identified in Part 3.13 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable Assist to conduct its business in the manner in which its business is currently being conducted.

              (i) Part 3.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by Assist since September 30, 1999.

         3.14 LIABILITIES; MAJOR SUPPLIERS.

              (a) Assist has no Liabilities, except for:

                  (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet;

                  (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Assist in the Ordinary Course of Business since September 30, 1999; and

                  (iii) Assist's obligations under the Contracts listed in
Part 3.13 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

              (b) Part 3.14 of the Disclosure Schedule:

                               16.

                  (i) provides an accurate and complete breakdown and aging of Assist's accounts payable as of September 30, 1999;

                  (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by Assist as of the date of this Agreement; and

                  (iii) provides an accurate and complete breakdown of Assist's long-term debt as of the date of this Agreement.

              (c) Assist has not paid, and Assist is not and will not become liable for the payment of, any fees, costs or expenses of the type referred to in Section 12.5(a).

              (d) Part of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that received (i) more than $200,000 from Assist in 1997, (ii) more than $200,000 from Assist in 1998, or (iii) more than $150,000 from Assist in the first three quarters of 1999.

         3.15 COMPLIANCE WITH LEGAL REQUIREMENTS.

              (a) Except as set forth in Part 3.15 of the Disclosure Schedule:

                  (i) Assist is in material compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                  (ii) Assist has at all times been in material compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                  (iii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Assist of, or a failure on the part of Assist to comply with, any material Legal Requirement; and

                  (iv) Assist has never received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of Assist to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

              (b) Assist has delivered to Cayenta an accurate and complete copy of each report, study, survey or other document in Assist's possession or if not in Assist's possession of which it is aware and to which Assist has access that addresses or otherwise relates to the compliance of Assist with, or the applicability to Assist of, any Legal Requirement.

              (c) To the Knowledge of Assist and the Selling Shareholders, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on Assist's business, condition, assets,

                                  17.

liabilities, operations, financial performance, net income or prospects or on the ability of Assist or any of the Selling Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise precluding any of the Transactions.

         3.16 GOVERNMENTAL AUTHORIZATIONS.

              (a) Part 3.16 of the Disclosure Schedule identifies:

                  (i) each Governmental Authorization that is held by Assist;
and

                  (ii) each other Governmental Authorization that, to the Knowledge of Assist and the Selling Shareholders, is held by any of Assist's employees is necessary in connection with Assist's business.

         Assist has delivered to Cayenta accurate and complete copies of all of the Governmental Authorizations identified in Part 3.16 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part
3.16 of the Disclosure Schedule is valid and in full force and effect.

              (b) Except as set forth in Part 3.16 of the Disclosure Schedule:

                  (i) Assist and its employees are and have at all times been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part
3.16 of the Disclosure Schedule;

                  (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any material term or requirement of any Governmental Authorization identified or required to be identified in Part 3.16 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part
3.16 of the Disclosure Schedule;

                  (iii) Assist has never received, and, to the Knowledge of Assist, no employee of Assist has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part
3.16 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

                                      18.

              (c) The Governmental Authorizations identified in Part 3.16 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable Assist to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit Assist to own and use its assets in the manner in which they are currently owned and used.

         3.17 TAX MATTERS.

              (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by Assist (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by Assist has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

              (b) Part 3.17 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of Assist with any Governmental Body with respect to any taxable period beginning January 1, 1993 and ending on or before the Closing Date ("ASSIST RETURNS"). All Assist Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Assist Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Assist Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. Assist has delivered to Cayenta accurate and complete copies of all Assist Returns filed since December 31, 1996.

              (c) The Assist Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Assist will establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from September 30, 1999 through the Closing Date, and Assist will disclose the dollar amount of such reserves to Cayenta on or prior to the Closing Date.

              (d) Each Assist Return relating to income Taxes that has been filed with respect to any period ended on or prior to December 31, 1995 has either (i) been examined and audited by all relevant Governmental Bodies, or
(ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 3.17 of the Disclosure Schedule accurately identifies each examination or audit of any Assist Return that has been conducted since January 1, 1997. Assist has delivered to Cayenta accurate and complete copies of all audit reports and similar documents (to which Assist has access) relating to Assist Returns. Except as set forth in Part 3.17 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Assist Returns has been granted (by Assist or any other Person), and no such extension or waiver has been requested from Assist.

              (e) From inception through June 30, 1997, the Company was an S corporation for federal tax purposes within the meaning of Section 1361(a)(1) of the Code and the Company was not and is not subjection to the imposition of any tax under Section 1374 of the Code for any period prior to the Company's termination of its S corporation status effective June 30, 1997.

                                    19.

              (f) Except as set forth in Part 3.17 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to Assist in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Assist. Assist has not entered into or has become bound by any agreement or consent pursuant to
Section 341(f) of the Code. Assist will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

              (g) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Assist that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Assist is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         3.18 EMPLOYEE AND LABOR MATTERS.

              (a) Part 3.18 of the Disclosure Schedule accurately sets forth, with respect to each employee of Assist (including any employee of Assist who is on a leave of absence or on layoff status):

                  (i) the name of such employee and the date as of which such employee was originally hired by Assist;

                  (ii) such employee's title, and a description of such employee's duties and responsibilities;

                  (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from Assist with respect to services performed in 1998;

                  (iv) such employee's annualized compensation as of the date of this Agreement;

                  (v) each Current Benefit Plan in which such employee participates or is eligible to participate; and

                  (vi) any Governmental Authorization that is held by such employee and that is necessary in connection with Assist's business.

              (b) Part 3.18 of the Disclosure Schedule accurately identifies each former employee of Assist who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from Assist or

                                   20.

otherwise) relating to such former employee's employment with Assist; and
Part 3.18 of the Disclosure Schedule accurately describes such benefits.

              (c) Except as set forth in Part 3.18 of the Disclosure Schedule, Assist is not a party to or bound by, and Assist has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

              (d) The employment of each of Assist's employees is terminable by Assist at will. Assist has delivered to Cayenta accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of Assist.

              (e) To the Knowledge of Assist and the Selling Shareholders:

                  (i) no employee of Assist intends to terminate his employment with Assist;

                  (ii) no employee of Assist has received an offer to join a business that may be competitive with Assist's business; and

                  (iii) no employee of Assist is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have a material adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of Assist, or (B) Assist's business or operations.

              (f) Assist is not engaged, and has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting Assist or any of their employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

         3.19 BENEFIT PLANS; ERISA.

              (a) Part 3.19 of the Disclosure Schedule identifies and provides an accurate description of each Current Benefit Plan and each Past Benefit Plan. Assist has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for Company Plans identified in Part 3.19 of the Disclosure Schedule; and Assist has never provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in Part 3.19 of the Disclosure Schedule.

              (b) No Company Plan:

                  (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation;

                                  21.

                  (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or

                  (iii) is or was subject to the minimum funding standards of
Section 412 of the Code or Section 302 of ERISA.

         There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with Assist as a single employer within the meaning of Section 414 of the Code.

              (c) Assist has delivered to Cayenta, with respect to each Company Plan:

                  (i) an accurate and complete copy of such Company Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

                  (ii) an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Company Plan;

                  (iii) an accurate and complete copy of any description, summary, notification, report or other document that has been furnished to any employee of Assist with respect to such Company Plan;

                  (iv) an accurate and complete copy of any form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Company Plan; and

                  (v) an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by Assist from, any Governmental Body with respect to such Company Plan.

              (d) Each Current Benefit Plan is being operated and administered in compliance in all material respects with the provisions thereof, and each Company Plan has at all times been operated and administered in compliance in all material respects with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Plan has been duly accrued and made on a timely basis.

              (e) Each Current Benefit Plan complies and is being operated and administered in compliance in all material respects with, and each Company Plan has at all times complied and been operated and administered in full compliance with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. Assist has never incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Company Plan; and no event has occurred, and no condition or circumstance exists, that reasonably might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. None of the Companies, and no Person that is or was an administrator or fiduciary of any Company Plan (or that Assists or has Assisted as an agent of Assist or any such administrator or fiduciary), has engaged in any transaction or has otherwise Assisted or failed to Assist in a manner that has subjected or may subject Assist to any

                                   22.

Liability for breach of any fiduciary duty or any other duty. No Company Plan, and no Person that is or was an administrator or fiduciary of any Company Plan (or that Assists or has Assisted as an agent of any such administrator or fiduciary):

                  (i) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code;

                  (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or

                  (iii) has taken any action that (A) may subject such Company Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Company Plan.

              (f) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of Assist (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Company Plan or with respect to any other matter relating to any Company Plan, or (ii) with respect to any proposal or intention on the part of Assist to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

              (g) Except as set forth in Part 3.19 of the Disclosure Schedule, Assist has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

         3.20 ENVIRONMENTAL MATTERS.

              (a) Assist is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

              (b) None of the Companies has ever received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against Assist in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in Assist becoming subject to, any such Liability.

              (c) Except as set forth in Part 3.20 of the Disclosure Schedule, none of the Companies has ever generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 3.20 of the Disclosure Schedule,

                                   23.

none of the Companies has ever permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

                  (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by Assist;

                  (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

                  (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by Assist.

              (d) All property that is owned by, leased to, controlled by or used by Assist, and all surface water, groundwater, soil and air associated with such property:

                  (i) is free of any Hazardous Material and any harmful chemical or physical conditions; and

                  (ii) is free of any material environmental contamination of any nature.

              (e) Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by Assist, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by Assist:

                  (i) is in sound condition; and

                  (ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks.

         3.21 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

              (a) Each product that has been sold by Assist and each service that has been performed by any Assist for any Person:

                  (i) conformed and complied in all in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                  (ii) was free of any design defects, programming errors, construction defects or other defects or deficiencies at the time of sale other than programming errors that (x) occur or are experienced from time to time by customers using Assist's products in a unique or custom fashion, (y) have been resolved or are resolvable through Assist's help desk (without the devotion of material additional resources) and (z) are consistent with the experience of Comparable Entities. All design integration services, repair services, technical, maintenance and other services that have been performed by the Companies were performed properly and in full

                                  24.

conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

              (b) Assist will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any services performed by Assist on or at any time prior to the Closing Date except for claims made on warranties in any Contracts entered into prior to the Closing Date which shall not in the aggregate exceed the warranty reserve on the Closing Balance Sheet.

              (c) No product manufactured or sold by Assist has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

              (d) Except as set forth in Part 3.21 of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any material claim against Assist (i) under or based upon any warranty provided by or on behalf of Assist, or (ii) under or based upon any other warranty relating to any product sold by Assist or any services performed by Assist. To the Knowledge of Assist and the Selling Shareholders, no event has occurred, and no condition or circumstance exists, that reasonably might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

              (e) Assist has in place and at all times has had in place, an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by Comparable Entities.

         3.22 INSURANCE.

              (a) Part 3.22 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, Assist:

                  (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

                  (ii) whether such policy is a "claims made" or an "occurrences" policy;

                  (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage);

                  (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and

                  (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

                                 25.

         Part 3.22 also identifies (1) each pending application for insurance that has been submitted by or on behalf of Assist, and (2) each self-insurance or risk-sharing arrangement affecting Assist or any of its assets. Assist has delivered to Cayenta accurate and complete copies of all of the insurance policies identified in Part 3.22 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 3.22 of the Disclosure Schedule.

              (b) Each of the policies identified in Part 3.22 of the Disclosure Schedule is valid, enforceable and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure Assist's business, assets, operations, key employees, services and potential liabilities.

              (c) Except as set forth in Part 3.22 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 3.22 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

              (d) Assist has not received:

                  (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 3.22 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                  (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 3.22 of the Disclosure Schedule; or

                  (iii) any indication that the issuer of any of the policies identified in Part 3.22 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         3.23 RELATED PARTY TRANSACTIONS. Except as set forth in Part 3.23 of the Disclosure Schedule:

              (a) no Related Party has, and no Related Party has at any time since December 31, 1997 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of Assist;

              (b) no Related Party is, or has at any time since December 31, 1997 been, indebted to Assist;

                                   26.

              (c) since December 31, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving Assist;

              (d) no Related Party is competing, or has at any time since December 31, 1997 competed, directly or indirectly, with Assist in any market served by Assist;

              (e) no Related Party has any claim or right against Assist; and

              (f) no event has occurred, and no condition or circumstance exists, that reasonably might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against Assist.

         3.24 CERTAIN PAYMENTS, ETC. Neither Assist, nor any officer, employee, agent or other Person associated with or acting for or on behalf of Assist, has at any time, directly or indirectly:

              (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

              (b) intentionally made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of Assist;

              (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

              (d) performed any favor or given any gift which was not deductible for federal income tax purposes;

              (e) made any unlawful payment to any Person, or provided any unlawful favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

              (f) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

         3.25 PROCEEDINGS; ORDERS.

              (a) Except as set forth in Part 3.25 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding:

                  (i) that involves Assist or that otherwise relates to or reasonably might affect Assist's business or any of the assets owned or used by Assist (whether or not Assist is named as a party thereto); or

                                   27.

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

         Except as set forth in Part 3.25 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

              (b) Except as set forth in Part 3.25 of the Disclosure Schedule, since January 1, 1996, no Proceeding has ever been commenced by or against Assist; and no Proceeding otherwise involving or relating to Assist has been pending or to Assist's Knowledge threatened at any time.

              (c) Assist has delivered to Cayenta accurate and complete copies of all pleadings, correspondence and other written materials to which Assist has access that relate to the Proceedings identified in Part 3.25 of the Disclosure Schedule.

              (d) There is no Order to which Assist, or any of the assets owned or used by Assist, is subject; and none of the Selling Shareholders is subject to any Order that relates to Assist's business or to any of the assets owned or used by Assist.

              (e) To the Knowledge of Assist and the Selling Shareholders, no officer or employee of Assist is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to Assist's business.

              (f) There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on Assist's business, condition, assets, liabilities, operations, financial performance or net income (or on any aspect or portion thereof) or on the ability of Assist or any of the Selling Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         3.26 AUTHORITY; BINDING NATURE OF AGREEMENTS.

              (a) Assist has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Assist of this Agreement have been duly authorized by all necessary action on the part of Assist and its board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of Assist, enforceable against Assist in accordance with its terms.

              (b) Each Selling Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Shareholder's obligations under each of the Transactional Agreements to which such Selling Shareholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Shareholders, enforceable against each of the Selling Shareholders in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of each Selling Shareholder who is a party thereto, and will be enforceable against such Selling Shareholder in accordance with its terms.

                                   28.

              (c) The respective spouses of the Selling Shareholders have the absolute and unrestricted right, power and capacity to execute and deliver and to perform their obligations under the Spousal Consents, if any, being executed by them. Said Spousal Consents constitute their legal, valid and binding obligations, enforceable against them in accordance with their terms.

              (d) The Agent has the unrestricted right, power, authority and capacity to act for and bind each of the Selling Shareholders with respect to all matters relating to the Transactional Agreements and the Transactions.

         3.27 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 3.27 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of (i) any of the provisions of Assist's certificate of incorporation or bylaws, or
(ii) any currently effective resolution adopted by Assist's shareholders, Assist's board of directors or any committee of Assist's board of directors;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Assist or any of the Selling Shareholders, or any of the assets owned or used by Assist, is subject;

              (c) cause Assist, Cayenta or any affiliate of Cayenta to become subject to, or to become liable for the payment of, any Tax;

              (d) cause any of the assets owned or used by Assist to be reassessed or revalued by any taxing authority or other Governmental Body;

              (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Assist or any of its employees or that otherwise relates to Assist's business or to any of the assets owned or used by Assist;

              (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Assist Contracts (other than any Excluded Contract);

              (g) give any Person the right under any Assist Contract (other than any Excluded Contract) to, (i) declare a default or exercise any remedy under any Assist Contracts, (ii) accelerate the maturity or performance of any Assist Contracts, or (iii) cancel, terminate or modify any Assist Contract;

              (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to

                                  29.

which any of the Selling Shareholders is a party or by which any of the Selling Shareholders is bound; or

              (i) result in the imposition or creation of any Encumbrance upon or with respect to any material asset owned or used by Assist.

         Except as set forth in Part 3.27 of the Disclosure Schedule, neither Assist nor any of the Selling Shareholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactional.

         3.28 YEAR 2000 COMPLIANCE. All of Assist's products and internal systems are designed to be used prior to, during and after the year 2000, and are Year 2000 Compliant. At Cayenta's request, Assist will provide evidence demonstrating adequate testing of Assist's products and internal systems to assure that they are Year 2000 Compliant.

              (a) BROKERS. Neither Assist nor any of the Selling Shareholders has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         3.29 FULL DISCLOSURE.

              (a) None of the Transactional Agreements contains or will contain any material untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any material facts necessary to make any of the representations, warranties or other statements or information contained therein not misleading in light of the circumstances in which they were made.

              (b) Except as set forth in Part 3.29 of the Disclosure Schedule, there is no fact within the Knowledge of Assist (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that (i) might have a material adverse effect on Assist's business, condition, assets, liabilities, operations, financial performance or net income (or on any aspect or portion thereof) or on the ability of Assist or any of the Selling Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise preventing any of the Transactions.

              (c) The information in the Information Statement regarding Assist will not, as of the date of the Information Statement or as of the Closing Date, (i) contain any statement that is inaccurate or misleading with respect to any material fact, (ii) omit to state any material fact; or (iii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

              (d) All of the information set forth in the Disclosure Schedule is accurate and complete in all respects.

                                30.

              (e) Assist and the Selling Shareholders have provided Cayenta and Cayenta's Representatives with full and complete access to all of Assist's records and other documents and data.

         3.30 NO OTHER REPRESENTATIONS OR WARRANTIES. Neither Assist nor any Selling Shareholder shall be deemed to have made to Cayenta, Cayenta Sub or Titan or to any other Person any representation or warranty other than as expressly made in this Agreement or any other Transactional Agreement, in the Disclosure Schedule or in the Closing Certificate. Without limiting the generality of the foregoing, neither Assist nor any Selling Shareholder makes any representation or warranty with respect to any projections, estimates or budgets relating to future operations or results of operations of Assist heretofore delivered or made available to Cayenta, Cayenta Sub or Titan or any of their Representatives.

4.       REPRESENTATIONS AND WARRANTIES OF CAYENTA AND CAYENTA SUB

         Cayenta and Cayenta Sub each represents and warrants, to and for the benefit of the Selling Shareholders, as follows:

         4.1 DUE ORGANIZATION. Cayenta is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Cayenta Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Cayenta and Cayenta Sub are not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than California and Virginia except where the failure to be so qualified has not had and reasonably is not expected to have a material adverse effect on the business or financial condition of Cayenta.

         4.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. Cayenta and Cayenta Sub each has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under the Transaction Agreements; and the execution, delivery and performance by Cayenta and Cayenta Sub of the Transaction Agreements have been duly authorized by all necessary action on the part of Cayenta and its stockholders, board of directors and officers and by Cayenta Sub and its stockholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of Cayenta and Cayenta Sub, enforceable against Cayenta and Cayenta Sub, respectively, in accordance with its terms.

         4.3 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 4.3 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of (i) any of the provisions of Cayenta's or Cayenta Sub's certificate of incorporation or bylaws, or (ii) any resolution

                                  31.

adopted by Cayenta's or Cayenta Sub's stockholders, Cayenta's or Cayenta Sub's board of directors or any committee of Cayenta's or Cayenta Sub's board of directors;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Cayenta or any of the assets owned or used by Cayenta, is subject or to which Cayenta Sub or any of the assets owned or used by Cayenta Sub is subject;

              (c) cause Cayenta or Cayenta Sub or any affiliate of Cayenta or Cayenta Sub to become subject to, or to become liable for the payment of, any Tax;

              (d) cause any of the assets owned or used by Cayenta or Cayenta Sub to be reassessed or revalued by any taxing authority or other
Governmental Body;

              (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Cayenta or Cayenta Sub or any of their respective employees or that otherwise relates to Cayenta's or Cayenta Sub's business or to any of the assets owned or used by Cayenta or Cayenta Sub;

              (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contracts of Cayenta or Cayenta Sub;

              (g) give any Person the right under any Cayenta or Cayenta Sub Contracts (other than Excluded Contracts) to (i) declare a default or exercise any remedy under any Contracts of Cayenta or Cayenta Sub, (ii) accelerate the maturity or performance of any Contracts of Cayenta or Cayenta Sub, or (iii) cancel, terminate or modify any Contracts of Cayenta or Cayenta Sub; or

              (h) result in the imposition or creation of any Encumbrance upon or with respect to any material asset owned or used by Cayenta or Cayenta Sub.

Except as set forth in Part 4.3 of the Disclosure Schedule, neither Cayenta nor Cayenta Sub was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of Transactions contemplated by this Agreement.

         4.4  CAPITALIZATION, ETC.

              (a) The authorized capital stock of Cayenta consists of:

                  (i) 100,000,000 shares of Class A common stock having a par value of $.001 per share, none of which is outstanding as of the date of this Agreement;

                  (ii) 50,000,000 shares of Class B common stock having a par value of $.001 per share, none of which is outstanding as of the date of this Agreement;

                                   32.

                  (iii) 2,345,000 shares of Series A preferred stock having a par value of $.001 per share, none of which is outstanding as of the date of this Agreement;

                  (iv) 15,000,000 shares of preferred stock (excluding the Series A preferred stock) having a par value of $.001 per share; and

                  (v) 3,343,800 shares that will be reserved for issuance under options and warrants.

              (b) Upon Closing and the issuance of the Cayenta Shares pursuant to this Agreement and upon the concurrent closing of the other transactions that are part of Section 351 Plan, the following shares of capital stock of Cayenta will be issued and outstanding:

                  (i) 10,000,000 shares of Class B common stock;

                  (ii) 566,458 shares of Class A common stock; and

                  (iii) 2,345,000 shares of Series A preferred stock.

              (c) Upon Closing pursuant to this Agreement and upon the concurrent closing of the other transactions that are part of the Section 351 Plan, all of the capital stock of Cayenta Sub will be owned by Cayenta.

              (d) The Cayenta Shares when issued and delivered in accordance with this Agreement in the Exchange shall be duly and validly authorized and issued, fully paid and nonassessable.

         4.5 FINANCIAL STATEMENTS. Cayenta Sub has delivered to Assist the unaudited balance sheet of Cayenta Sub as of September 30, 1999, and the related unaudited statements of operations, changes in shareholders' equity and cash flows of Cayenta Sub for the nine months then ended (collectively, the "CAYENTA FINANCIAL STATEMENTS"). All of the Cayenta Financial Statements are accurate and complete in all respects, subject to normal year end audit adjustments. The financial statements present fairly the financial position of Cayenta Sub as of September 30, 1999 and the results of operations, changes in shareholders' equity and cash flows of Cayenta Sub for nine months then ended. The Cayenta Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered.

         4.6 NO ADVERSE CHANGE. There has not been any material adverse change in Cayenta or Cayenta Sub's business, condition, assets, liabilities, operations, financial performance or net income (or in any aspect or portion thereof) since September 30, 1999, and no event since September 30, 1999 has occurred that reasonably might have a material adverse effect on Cayenta or Cayenta Sub's business, condition, assets, liabilities, operations, financial performance or net income (or in any aspect or portion thereof).

                                  33.

         4.7  PROCEEDINGS.

              (a) There is no pending Proceeding, and no Person has threatened to commence any Proceeding:

                  (i) that involves Cayenta or Cayenta Sub or that otherwise relates to or reasonably might affect Cayenta's or Cayenta Sub's business or any of the assets owned or used by Cayenta or Cayenta Sub (whether or not Cayenta or Cayenta Sub is named as a party thereto); or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

              (b) No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         4.8 BROKERS. Except for fees payable to Batchelder & Partners, Inc. by Titan, Cayenta has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         4.9 NO OTHER REPRESENTATIONS OR WARRANTIES. Neither Cayenta, Cayenta Sub nor Titan shall be deemed to have made to Assist, the Selling Shareholders or to any other Person any representation or warranty other than as expressly made in this Agreement or any other Transaction Agreement, in the Closing Certificate. Without limiting the generality of the foregoing, neither Cayenta, Cayenta Sub, nor Titan makes any representation or warranty with respect to any projections, estimates or budgets relating to future operations or results of operations of Cayenta or Cayenta Sub heretofore delivered or made available to Assist or any of their Representatives.

5.       REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

         Each Selling Shareholder understands, or has been advised by its Purchaser Representative, that Cayenta Shares have not been registered under the Securities Act. Each Selling Shareholder also understands, or has been advised by its Purchaser Representative, that Cayenta Shares are being issued pursuant to an exemption from registration contained in the Securities Act based in part upon such Selling Shareholder's representations contained in this Agreement. Each Selling Shareholder hereby represents and warrants, to and for the benefit of Cayenta and Assist, as follows:

         5.1 SELLING SHAREHOLDER BEARS ECONOMIC RISK. The Selling Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Cayenta so that he or it is capable of, or has been advised by his or its Purchaser Representative regarding, evaluating the merits and risks of an investment in Cayenta and has the capacity to protect his or its own interests. The Selling Shareholder must bear the economic risk of this investment indefinitely unless Cayenta Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Selling Shareholder

                                   34.

understands that Cayenta has not made any commitment to register any of its shares under the Securities Act of 1933, as amended. The Selling Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Selling Shareholder to transfer all or any portion of Cayenta Shares under the circumstances, in the amounts or at the times the Selling Shareholder might propose.

         5.2 ACQUISITION FOR OWN ACCOUNT. The Selling Shareholder is acquiring Cayenta Shares for the Selling Shareholder's own account for investment only, and not with a view towards their distribution.

         5.3 SELLING SHAREHOLDER CAN PROTECT ITS INTEREST. The Selling Shareholder represents that either (i) by reason of his or its, or of its management's, business or financial experience, the Selling Shareholder has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement or (ii) he or it has had its interests represented by a Purchaser Representative (as defined in Rule 501 of Regulation D) in the transactions contemplated by this Agreement. Further, the Selling Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

         5.4  ACCREDITED INVESTOR. The Selling Shareholder represents either
(i) that he or it is an accredited investor within the meaning of Regulation D under the Securities Act or (ii) that he or it has been advised by a Purchaser Representative (as defined in Rule 501 of Regulation D).

         5.5 COMPANY INFORMATION. The Selling Shareholder has received and read the information provided by Cayenta or has had such information explained by its Purchaser Representative and either the Selling Shareholder or its Purchaser Representative has had an opportunity to discuss Cayenta's business, management and financial affairs with directors, officers and management of Cayenta and has had the opportunity to review Cayenta's operations and facilities. The Selling Shareholder or his or its Purchaser Representative has also had the opportunity to ask questions of and receive answers from, Cayenta and its management regarding the terms and conditions of this investment.

         5.6 RULE 144. The Selling Shareholder acknowledges and agrees that Cayenta Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Selling Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Cayenta, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

         5.7 RESIDENCE. If the Selling Shareholder is an individual, then the Selling Shareholder resides in the state or province identified in the address of the Selling Shareholder set forth on Exhibit D; if the Selling Shareholder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Selling Shareholder in which its

                                   35.

investment decision was made is located at the address or addresses of the Selling Shareholder set forth on Exhibit D.

         5.8  SELLING SHAREHOLDER.

              (a) The Selling Shareholder has the capacity and financial capability to comply with and perform all of such Selling Shareholder's covenants and obligations under each of the Transactional Agreements to which such Selling Shareholder is or may become a party.

              (b) No Selling Shareholder:

                  (i) has, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Shareholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Shareholder's assets, (D) admitted in writing such Selling Shareholder's inability to pay such Selling Shareholder's debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such Selling Shareholder's ability to comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements; or

                  (ii) is subject to any Order that may have an adverse effect on such Selling Shareholder's ability to comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements.

         There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may reasonably have an adverse effect on the ability of any Selling Shareholder to comply with or perform any of such Selling Shareholder's covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that reasonably might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

6.       PRE-CLOSING COVENANTS OF ASSIST AND SELLING SHAREHOLDERS

         6.1 ACCESS AND INVESTIGATION. Assist and the Selling Shareholders shall ensure that, at all times during the Pre-Closing Period:

              (a) Assist and its Representatives provide Cayenta and its Representatives with free and complete access to Assist's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Companies;

              (b) Assist and its Representatives provide Cayenta and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Companies as Cayenta may request in good faith; and

              (c) Assist and its Representatives compile and provide Cayenta and its Representations with such additional financial, operating and other data and information regarding the Companies as Cayenta may request in good faith.

                                  36.

         6.2 OPERATION OF BUSINESS. Assist and the Selling Shareholders shall use Best Efforts to ensure that, during the Pre-Closing Period:

              (a) none of the Selling Shareholders directly or indirectly sells or otherwise transfers, or offers, agrees or commits (in writing or otherwise) to sell or otherwise transfer, any of the Shares or any interest in or right relating to any of the Shares;

              (b) none of the Selling Shareholders permits, and none of the Selling Shareholders offers, agrees or commits (in writing or otherwise) to permit, any of the Shares to become subject, directly or indirectly, to any Encumbrance;

              (c) Assist preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Assist;

              (d) Assist keeps in full force all insurance policies identified in Part 3.22 of the Disclosure Schedule;

              (e) Except as otherwise prohibited by law, Assist's officers confer regularly with Cayenta concerning operational matters and otherwise report regularly to Cayenta concerning the status of Assist's business, condition, assets, liabilities, operations, financial performance and prospects;

              (f) Assist immediately notifies Cayenta of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

              (g) Assist and its officers use their Best Efforts to cause the Company to operate the business prudently and in the Ordinary Course of Business, consistent with past practices, and the Company's current business plan which includes the development of the application service provider and total service provider businesses using the Company's current product offerings;

              (h) Assist does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and does not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except for the redemption of the Series A and Series B preferred stock in accordance with this Agreement and the cash-out of certain outstanding options prior to the Closing in accordance with this Agreement;

              (i) Assist does not sell or otherwise issue any shares of capital stock or any other securities other than upon the exercise of outstanding warrants or options;

              (j) Assist does not amend its certificate of incorporation or bylaws, and does not effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (k) Assist does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                                      37.

              (l) Assist does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of Assist during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

              (m) Assist does not enter into or permit any of the assets owned or used by Assist to become bound by any Contract, except for any Excluded Contract;

              (n) Assist does not incur, assume or otherwise become subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

              (o) Assist does not establish or adopt any Employee Benefit Plan, and does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

              (p) Assist does not change any of its methods of accounting or accounting practices in any material respect;

              (q) Assist does not make any Tax election;

              (r) Assist does not commence any Proceeding;

              (s) Assist does not enter into any transaction or take any other action of the type referred to in Section 3.5;

              (t) Assist does not knowingly enter into any transaction or take any other action that reasonably might cause or constitute a Breach of any representation or warranty made by Assist or any of the Selling Shareholders in this Agreement or in the Closing Certificate; and

              (u) Assist does not agree, commit or offer (in writing or otherwise), and does not attempt, to take any of the actions described in clauses "(i)" through "(t)" of this Section 6.2.

         6.3 FILINGS AND CONSENTS. Assist and the Selling Shareholders shall ensure that:

              (a) each other filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by Assist or any of the Selling Shareholders in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 3.28 of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

              (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by Assist or any of the Selling Shareholders in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of

                                  38.

the Consents identified in Part 3.28 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

              (c) Assist promptly delivers to Cayenta a copy of each filing made, each notice given and each Consent obtained by Assist or any Selling Shareholder during the Pre-Closing Period; and

              (d) during the Pre-Closing Period, Assist and its Representatives cooperate with Cayenta and with Cayenta's Representatives, and prepare and make available such documents and take such other actions as Cayenta may request in good faith, in connection with any filing, notice or Consent that Cayenta is required or elects to make, give or obtain.

         6.4  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, Assist and the Selling Shareholders shall promptly notify Cayenta in writing of:

                  (i) the discovery by Assist or any of the Selling Shareholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by Assist or any of the Selling Shareholders in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Assist or any of the Selling Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any Breach of any covenant or obligation of Assist or any of the Selling Shareholders; and

                  (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 8 or Section 9 impossible or unlikely.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Assist and the Selling Shareholders shall promptly deliver to Cayenta an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Assist or any of the Selling Shareholders in this Agreement or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied unless Cayenta and Assist agree that such supplement or update shall constitute an amendment to this Agreement; provided, however, that if Cayenta agrees to close the Transactions notwithstanding any Breach disclosed through any

                               39.

update of the Disclosure Schedule, Cayenta shall not have the right to seek Damages with respect to such Breach unless Cayenta and Agent have agreed to amend the Agreement to provide for such indemnity; and provided further, that if Cayenta and Agent cannot agree in good faith on an appropriate remedy for a Breach that occurs prior to the Closing and close the Transactions and the Agreement is terminated, then Cayenta's remedies will be limited as follows:
(a) if the Breach existed as of the date of this Agreement, then Cayenta shall be entitled to be reimbursed for its direct out of pocket professional fees for the Transactions; (b) if the Breach is the result of any event, circumstance, or condition occurring or arising after the date of execution and prior to the Closing, then Cayenta's sole remedy shall be termination of this Agreement.

         6.5 PAYMENT OF INDEBTEDNESS BY RELATED PARTIES. Assist and the Selling Shareholders shall cause all indebtedness and other Liabilities of each Related Party to Assist (including any such indebtedness or other Liability identified in Part 3.23 of the Disclosure Schedule) to be discharged and paid in full prior to the Closing.

         6.6 NO NEGOTIATION. Assist and the Selling Shareholders shall ensure that, during the Pre-Closing Period, neither Assist nor any of Assist's Representatives directly or indirectly:

              (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than Cayenta) relating to any Acquisition Transaction;

              (b) participates in any discussions (other than the mere receipt of an unsolicited inquiry, proposal or offer that Assist promptly reports in writing to Cayenta) or negotiations with, or provides any non-public information to, any Person (other than Cayenta) relating to any Acquisition Proposal; or

              (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than Cayenta) relating to any Acquisition Transaction.

         6.7 BEST EFFORTS. During the Pre-Closing Period, Assist and the Selling Shareholders shall use their Best Efforts to cause the conditions set forth in Sections 8 and 9 to be satisfied on a timely basis.

         6.8 CONFIDENTIALITY. Except for limited disclosures to Persons who are not parties to this Agreement in order to obtain Consents, Assist and the Selling Shareholders shall ensure that, during the Pre-Closing Period:

              (a) Assist and its Representatives keep strictly confidential the existence and terms of this Agreement;

              (b) neither Assist nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of Assist's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent that Assist is required by law to make any such disclosure regarding the Transactions; and

                                     40.

              (c) if Assist is required by law to make any disclosure regarding the Transactions, Assist advises Cayenta, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

7.       PRE-CLOSING COVENANTS OF CAYENTA AND CAYENTA SUB

         7.1 Cayenta and Cayenta Sub shall ensure that, during the Pre-Closing Period:

              (a) Cayenta, Cayenta Sub, Titan and their Representatives keep strictly confidential the existence and terms of this Agreement;

              (b) neither Cayenta, Cayenta Sub, nor Titan nor any of their Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of Assist's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent that Cayenta, Cayenta Sub or Titan is required by law to make any such disclosure regarding the Transactions; and

              (c) if Titan, Cayenta or Cayenta Sub is required by law to make any disclosure regarding the Transactions, Cayenta advises Assist at least five business days before making such disclosure, of the nature and content of the intended disclosure.

8.       CONDITIONS PRECEDENT TO CAYENTA'S OR CAYENTA SUB'S OBLIGATION TO CLOSE

         Cayenta's obligation to consummate the Exchange and Cayenta Sub's obligation to purchase the Purchased Shares and to take the other actions required to be taken by Cayenta or Cayenta Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Cayenta or Cayenta Sub's, in whole or in part, in accordance with Section 12.15):

         8.1 SATISFACTORY COMPLETION OF PRE-ACQUISITION REVIEW. Cayenta shall have satisfactorily completed its pre-acquisition investigation and review of Assist's business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

         8.2  ACCURACY OF REPRESENTATIONS.

              (a) Each of the Specified Representations shall have been accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time and as of the Closing as if made at the Closing, without giving effect to any update to the Disclosure Schedule.

              (b) All of the other representations and warranties made by Assist and the Selling Shareholders in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time and as of the Closing, as if made at the Closing, each without giving effect to any update to the Disclosure Schedule.

                                 41.

         8.3 PERFORMANCE OF OBLIGATIONS. All of the other covenants and obligations that Assist and the Selling Shareholders are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         8.4  APPROVAL OF CAYENTA'S BOARD OF DIRECTORS; CONSENTS.

              (a) Cayenta's and Cayenta Sub's board of directors shall have ratified the execution of this Agreement by Cayenta and Cayenta Sub and shall have approved the consummation of the Transactions.

              (b) Each of the Consents identified in Part 3.27 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

         8.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in Assist's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since September 30, 1999.

         8.6 REGULATION D. The Exchange shall be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 506 under Regulation D as reasonably determined by counsel for Cayenta.

         8.7 CASH OUT OF OPTIONS. All options and rights to acquire any capital stock of Assist other than options or warrants exercised by the Selling Shareholders immediately prior to the Closing shall have been cashed out in accordance with the Agreement to terminate options, which shall be fully executed by each holder of a cashed out option or warrant. No more than 5,061,810 options and warrants shall have been exercised by the Selling Shareholders.

         8.8  SECTION 351 PLAN. The other transactions contemplated by the
Section 351 Plan shall have been concurrently consummated in accordance with the Section 351 Plan attached as Exhibit E.

         8.9 CLOSING DOCUMENTS. Cayenta shall have received the following documents:

              (a) the Selling Shareholders shall have executed and deliver to Cayenta and Assist a General Release in the form of Exhibit F;

              (b) Cayenta shall have received from the Selling Shareholders' and Assist's counsel an opinion of such counsel substantially in the form of Exhibit G;

              (c) Assist shall have executed and deliver to Cayenta a certificate (the "CLOSING CERTIFICATE") setting forth the estimated Debt and the estimated Working Capital of Assist as of the Closing Date and that (A) each of the representations and warranties made by Assist and the Selling Shareholders in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the Specified Representations made by Assist and the Selling Shareholders in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date and each of the other representations and warranties made by Assist and the Selling Shareholders in this

                                42.

Agreement is accurate in all material respects as of the Closing Date (without giving effect to any materiality exception within the representation or warranty), (C) each of the covenants and obligations that Assist and the Selling Shareholders are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Sections 8.4(b), 8.5, 8.7, 8.10, 8.11, 8.12 and 8.13 has been satisfied in all respects;

              (d) Assist shall have delivered to Cayenta a statement (in such form as may be reasonably requested by counsel to Cayenta) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations and Assist shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations;

              (e) Resignations of the directors and officers of Assist from their respective positions as directors and officers of Assist;

              (f) Scott Pynes shall have executed and delivered to Assist and Cayenta a noncompetition agreement;

              (g) estoppel certificates executed on behalf of Assist's landlord, dated as of a date not more than three days prior to the Closing Date and satisfactory in form and content to Cayenta; and

              (h) such other documents as Cayenta may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by Assist or any of the Selling Shareholders, (ii) evidencing the compliance by Assist or any of the Selling Shareholders with, or the performance by Assist or any of the Selling Shareholders of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 8, or (iv) otherwise facilitating the consummation of or performance of any of the Transactions.

         8.10 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against Cayenta, or against any Person affiliated with Cayenta, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         8.11 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of Assist, or (b) may be entitled to all or any the Purchase Price or Cayenta Shares.

         8.12 NO PROHIBITION. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Cayenta or any Person affiliated with Cayenta to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order,

                                 43.

or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.

         8.13 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. All current employees of Assist shall have executed and delivered to Assist an agreement (containing no exceptions to or exclusions from the scope of its coverage except for prior inventions that do not conflict with the operations of Assist's business or the use of Assist assets) that is substantially identical to the standard form of Confidential Information and Invention Assignment Agreement previously delivered to Cayenta.

9.       CONDITIONS PRECEDENT TO ASSIST'S AND SELLING SHAREHOLDERS'
OBLIGATION TO CLOSE

         The Selling Shareholders' obligation to sell the Shares and to take the other actions required to be taken by the Selling Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Agent, in whole or in part, in accordance with Section 12.15):

         9.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Cayenta in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         9.2 CAYENTA'S PERFORMANCE. All of the other covenants and obligations that Cayenta is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

         9.3 CLOSING DOCUMENTS. The Agent shall have received the following documents:

              (a) Cayenta shall have executed and delivered the Investor Rights Agreement in the form of Exhibit C;

              (b) Cayenta and Cayenta Sub shall have executed and delivered to the Agent a certificate (the "CLOSING CERTIFICATE") that (A) each of the representations and warranties made by Cayenta and Cayenta Sub in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the Specified Representations made by Cayenta and Cayenta Sub in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date and each of the representations and warranties made by Cayenta and Cayenta Sub in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date, and (C) each of the covenants and obligations that Cayenta and Cayenta Sub is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects.

                                   44.

10.      TERMINATION

         10.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

              (a) by Cayenta if (i) there is a material Breach of any covenant or obligation of Assist or any of the Selling Shareholders, or (ii) Cayenta reasonably determines that the timely satisfaction of any condition set forth in Section 8 has become impossible or impractical (other than as a result of any failure on the part of Cayenta to comply with or perform its covenants and obligations under this Agreement);

              (b) by the Agent if (i) there is a material Breach of any covenant or obligation of Cayenta, or (ii) the Agent reasonably determines that the timely satisfaction of any condition set forth in Section 9 has become impossible or impractical (other than as a result of any failure on the part of Assist or any of the Selling Shareholders to comply with or perform any covenant or obligation set forth in this Agreement);

              (c) by Cayenta at or after the Scheduled Closing Time if any condition set forth in Section 8 has not been satisfied by the Scheduled Closing Time;

              (d) by the Agent at or after the Scheduled Closing Time if any condition set forth in Section 9 has not been satisfied by the Scheduled Closing Time;

              (e) by Cayenta if the Closing has not taken place on or before December 31, 1999 (other than as a result of any failure on the part of Cayenta to comply with or perform its covenants and obligations under this Agreement);

              (f) by the Agent if the Closing has not taken place on or before December 31, 1999 (other than as a result of the failure on the part of Assist or any of the Selling Shareholders to comply with or perform any covenant or obligation set forth in this Agreement); or

              (g) by the mutual consent of Cayenta, Cayenta Sub and the Agent.

         10.2 TERMINATION PROCEDURES. If Cayenta and Cayenta Sub wishes to terminate this Agreement pursuant to Section 10.1(a), Section 10.1(c) or
Section 10.1(e), Cayenta and Cayenta Sub shall deliver to the Agent a written notice stating that Cayenta and Cayenta Sub is terminating this Agreement and setting forth a brief description of the basis on which Cayenta and Cayenta Sub is terminating this Agreement. If the Agent wishes to terminate this Agreement pursuant to Section 10.1(b), Section 10.1(d) or Section 10.1(f), the Agent shall deliver to Cayenta and Cayenta Sub a written notice stating that the Agent is terminating this Agreement and setting forth a brief description of the basis on which the Agent is terminating this Agreement.

         10.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that:

              (a) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 12; and

                                     45.

              (b) Assist and the Selling Shareholders shall, in all events, remain bound by and continue to be subject to Section 6.8.

11.      INDEMNIFICATION, ETC.

         11.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

              (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation):

                  (i) the Exchange, the purchase and sale of the Purchased Shares and the other Transactions;

                  (ii) any sale or other disposition of Assist or any assets of Assist by Cayenta; and

                  (iii) any Acquisition Transaction effected by or otherwise involving Cayenta or Assist.

         All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive until 11:59 p.m. on the 18 month anniversary of the Closing Date; except the Specified Representations shall survive until the fourth anniversary of the Closing Date.

              (b) The representations, warranties, covenants and obligations of Assist and the Selling Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

              (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Assist and the Selling Shareholders in this Agreement.

         11.2 INDEMNIFICATION BY SELLING SHAREHOLDERS.

              (a) The Selling Shareholders, jointly but not severally (except where the Selling Shareholder makes a representation or warranty only with respect to himself or itself in which case such Selling Shareholder shall solely), shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time during the 18 month period described in Section 11.1(a) above (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                                   46.

                  (i) any Breach of any representation or warranty made by Assist or any of the Selling Shareholders in this Agreement or in the Closing Certificate, subject to Section 6.4(b);

                  (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule, subject to
Section 6.4(b);

                  (iii) any Breach of any covenant or obligation of Assist or any of the Selling Shareholders, subject to Section 6.4(b);

                  (iv) any matter identified or referred to in Part 3.15 or
Part 3.25 of the Disclosure Schedule (provided no Purchase Price adjustment is made on account of any such specific matter following the post-closing audit); or

                  (v) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," or "(iv)," above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this
Section 11).

              (b) The Selling Shareholders acknowledge and agree that, if there is any Breach of any representation, warranty or other provision relating to Assist or Assist's business, condition, assets, liabilities, operations, financial performance or net income (or any aspect or portion thereof), then Cayenta and Cayenta Sub itself shall be deemed, by virtue of its ownership of common stock of Assist, to have incurred Damages as a result of such Breach or Liability. Nothing contained in this Section 11.2(b) shall have the effect of (i) limiting the circumstances under which Cayenta and Cayenta Sub may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that Cayenta and Cayenta Sub may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (iii) limiting the rights of Assist or any of the other Indemnitees under this Section 11.2. Nothing herein shall entitle Cayenta or Cayenta Sub and Assist to recover Damages more than once on the same claim although the Damage recovery may be allocated among the Indemnitees.

         11.3 THRESHOLD.

              (a) Subject to Section 11.3(b), the Selling Shareholders shall not be required to make any indemnification payment pursuant to Section 11.2 until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds the amount equal to the positive Working Capital as shown in the Audited Balance Sheet, if any, (the "DEDUCTIBLE"). At such time as the total amount of Damages exceeds the Deductible, the Indemnitees shall be entitled to be indemnified against any Damages in excess of the Deductible.

              (b) The limitation on the Selling Shareholders' indemnification obligations that is set forth in Sections 11.3(a) and 11.7 shall not apply to
(i) any Breach of any of the Specified Representations, or (ii) any act or omission ruled by a non-appealable judgment to

                                    47.

have been fraud by Assist or any of the Selling Shareholders in connection with the Transaction. In no event shall any Selling Shareholder's liability for the Specified Representations exceed its or his pro rata share of the Purchase Price and the then fair market value of the Cayenta Shares. A Selling Shareholder can satisfy this obligation by delivery of his or its pro rata share of the Purchase Price and the Cayenta Shares. To the extent that a Selling Shareholder does not deliver Cayenta Shares, then his or its liability under this subsection shall be limited to his or its pro rata share of the Purchase Price plus the fair market value of the Cayenta Shares he or it still owns plus the proceeds received by the Selling Shareholder from the sale of such Cayenta Shares, net of brokerage or underwriting commissions only.

         11.4 RIGHT TO REQUIRE CURE OF BREACH. Without limiting the generality of anything contained in Section 11.2, if there is any Breach of any representation or warranty made by Assist or any of the Selling Shareholders after the Deductible is satisfied, then the Selling Shareholders, jointly but not severally, may elect to (a) pay Damages to Cayenta, Cayenta Sub or Assist or (b) take such other actions as Cayenta may in good faith reasonably request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to Assist or Cayenta or Cayenta Sub).

         11.5 NO CONTRIBUTION. Each Selling Shareholder waives, and acknowledges and agrees that such Selling Shareholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against Assist in connection with any indemnification obligation or any other Liability to which such Selling Shareholder may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         11.6 INTEREST. Any party that is required to indemnify any other Person pursuant to this Section 11 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first gave notice of such Damages to the Agent and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate three percentage points above the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate; provided that to the extent that Damages are recovered through setoffs against the Second Installment or the Third Installment, no interest will be payable on the set off amount in lieu of recovering interest under this
Section 11.6.

         11.7 SETOFF/LIMITED RECOURSE. Subject to Section 11.3, an Indemnitee's sole remedy under this Agreement shall be to set off any amount that may be owed to any Indemnitee under this Section 11 against the Second Installment and the Third Installment. Except in the case of Breach of any of the Specified Representations by Assist or the Selling Shareholders, the Indemnitees shall have no recourse against the Selling Shareholders other than through set offs against the Second Installment (until such installment is paid) and the Third Installment. Except as set forth in Section 11.3 in no event shall any Selling Shareholder be liable for any Damages in excess of such Selling Shareholder's pro rata share of the Second Installment (prior to the payment thereof) and the Third Installment (prior to payment thereof). Each Selling Shareholder's pro rata share shall be determined by multiplying the Second Installment or the Third Installment, as applicable, by a fraction, the numerator of which is the number of

                                   48.

Purchased Shares that were owned by the Selling Shareholder and the denominator of which shall be 7,707,617. Cayenta Sub may set off any amount under this Section 11 upon notice to the Agent of the claim, the amount of Damages and the date on which such Damages were suffered or incurred and the nature of the Breach or Liability giving rise to the Damages. Any such set off shall be without prejudice to the right of the Agent on behalf of the Selling Shareholders to challenge the validity of the set off and seek recovery of the set off amounts. If the Selling Shareholders prevail as to any portion of the set off Second or Third Installments, they will be entitled to receive interest on the restored portion at the rate of 8% per annum accruing from the Closing Date to the payment date.

         11.8 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Assist, against any other Indemnitee or against any other Person) with respect to which any of the Selling Shareholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 11, Cayenta and Cayenta Sub may proceed with the defense of such claim or Proceeding on its own. If Cayenta and Cayenta Sub so proceeds with the defense of any such claim or Proceeding on its own:

              (a) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by Cayenta and Cayenta Sub) shall be borne and paid exclusively by the Selling Shareholders through set offs against the Second or Third Installment, as applicable;

              (b) the Selling Shareholders shall make available to Cayenta and Cayenta Sub any documents and materials in the possession or control of any of the Selling Shareholders that may be necessary to the defense of such claim or Proceeding;

              (c) Cayenta and Cayenta Sub shall keep the Agent informed of all material developments and events relating to such claim or Proceeding;

              (d) Cayenta and Cayenta Sub shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Agent; PROVIDED, HOWEVER, that the Agent shall not unreasonably withhold such consent; and

              (e) The counsel selected by Cayenta or Cayenta Sub to defend such claim or Proceeding shall be subject to the approval of the Agent (such approval not to be withheld unreasonably).

         11.9 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN CAYENTA AND CAYENTA SUB. No Indemnitee (other than Cayenta, Cayenta Sub or any of their respective successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Cayenta or Cayenta Sub (or any respective successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         11.10 INDEMNIFICATION BY CAYENTA AND CAYENTA SUB.

              (a) Cayenta and Cayenta Sub shall jointly and severally hold harmless and indemnify each of the Selling Shareholders from and against, and shall compensate and

                                   49.

reimburse each of the Selling Shareholders for, any Damages which are directly or indirectly suffered or incurred by any of the Selling Shareholders or to which any of the Selling Shareholders may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any Breach of any representation, warranty, covenant or obligation made by Cayenta or Cayenta Sub in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate and any Proceeding relating directly or indirectly to any Breach or alleged Breach referred to herein (including any Proceeding commenced by the Selling Shareholders for the purpose of enforcing any of their rights under this Section 11).

              (b) Subject to Section (c), Cayenta or Cayenta Sub shall not be required to make any indemnification payment pursuant to Section 11.10 until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Selling Shareholders, or to which any one or more of the Selling Shareholders has or have otherwise become subject, exceeds $600,000.00. At such time as the total amount of such Damages exceeds $600,000.00, the Selling Shareholders shall be entitled to be indemnified against any Damages in excess of $600,000.00. Except as set forth in Section 11, in no event shall Cayenta, Cayenta Sub or any affiliate of Cayenta or Cayenta Sub be liable for any Damages arising under this Agreement in excess of $1,300,000.00.

              (c) The limitation on Cayenta's and Cayenta Sub's indemnification obligations that is set forth in Section (b) shall not apply to (i) any Breach of any of the Specified Representations of Cayenta, or (ii) any act or omission (including any violation of the securities laws) ruled by a non-appealable judgment to have been fraud by Cayenta or Cayenta Sub in connection with the Transaction.

12.      MISCELLANEOUS PROVISIONS

         12.1 SELLING SHAREHOLDERS' AGENT.

              (a) Each of the Selling Shareholders hereby irrevocably nominates, constitutes and appoints Andrew Dumke as the agent and true and lawful attorney-in-fact of the Selling Shareholders (the "AGENT"), with full power of substitution, to act in the name, place and stead of the Selling Shareholders for purposes of executing any documents and taking any actions that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with any of the Transactional Agreements or any of the Transactions. Andrew Dumke hereby accepts his appointment as Agent.

              (b) The Selling Shareholders hereby grant to the Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Selling Shareholders (in the name of any or all of the Selling Shareholders or otherwise) any and all documents that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate (including the General Release referred to in Section 8.9(a), the Closing Certificate and any

                                   50.

amendment to or waiver of rights under any of the Transactional Agreements). Notwithstanding anything to the contrary contained in any of the Transactional Agreements:

                  (i) Cayenta and Cayenta Sub shall be entitled to deal exclusively with the Agent on all matters relating to the respective Transactional Agreements and the respective Transactional (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Selling Shareholder); and

                  (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Shareholder by the Agent, and on any other action taken or purported to be taken on behalf of any Selling Shareholder by the Agent, as fully binding upon such Selling Shareholder.

              (c) The Selling Shareholders recognize and intend that the power of attorney granted in Section 12.1:

                  (i) is coupled with an interest and is irrevocable;

                  (ii) may be delegated by the Agent; and

                  (iii) shall survive the death or incapacity of each of the Selling Shareholders.

              (d) The Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by him to be genuine and to have been mailed, sent by overnight delivery or express courier, telexed, telegraphed, faxed or cabled by a Selling Shareholder or to have been signed and presented by a Selling Shareholder.

              (e) If the Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Selling Shareholders shall, within ten days after such death or disability, appoint a successor to the Agent and immediately thereafter notify Cayenta and Cayenta Sub of the identity of such successor. Any such successor shall succeed the Agent as Agent hereunder. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Selling Shareholders.

              (f) All expenses incurred by the Agent in connection with the performance of his duties as Agent shall be borne and paid by the Selling Shareholders.

              (g) The Agent shall not incur any liability to the Selling Shareholders directly or indirectly for any action taken by the Agent in good faith in the exercise of his business judgment. Each Selling Shareholder shall indemnify, protect and hold the Agent harmless from any against any and all liability, loss, cost, claim, or expense, including attorneys' fees and costs arising from his performance as the Agent.

         12.2 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such

                                     51.

other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         12.3 RETIREMENT OF DEBT. Within five (5) business days following the Closing, Cayenta Sub shall have paid or shall have caused Assist to have paid
(1) to the Pacific Mezzanine Fund L.P. cash in the amount representing all principal and any accrued interest on the Secured Promissory Notes and the redemption price of all outstanding Series B 8% non-cumulative redeemable preferred stock, (2) to Silicon Valley Bank all principal and any accrued debt on its credit facility, (3) the redemption price of all outstanding Series A preferred stock, including all accrued but unpaid dividends on the Series A preferred stock and (4) any other Debt that Cayenta Sub agrees in writing to satisfy within such period.

         12.4 STOCK OPTIONS. Following the Closing, Cayenta shall grant to the key managerial employees of Assist (the "KEY EMPLOYEES") listed on Exhibit H hereto, either nonqualified options or incentive stock options to acquire shares of Cayenta's Class A Common Stock (the "KEY EMPLOYEE OPTIONS") in Cayenta's sole discretion. The Key Employee Options will be granted to the Key Employees subject to substantially similar terms and conditions as options granted to similarly situated employees of Cayenta. The exercise price for such options shall be set at the fair market value of Cayenta's Class A common stock on the date of grant and shall vest from the date of grant equally over four years, on an annual basis.

         12.5 FEES AND EXPENSES.

              (a) Without limiting the generality of anything contained in
Section 12.5(b), the Selling Shareholders shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to counsel for Assist, which Assist shall pay at Closing, subject to reduction in the Purchase Price as provided below) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Assist or any of the Selling Shareholders in connection with:

                  (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions;

                  (ii) the investigation and review conducted by Cayenta and its Representatives with respect to Assist's business (and the furnishing of information to Cayenta and its Representatives in connection with such investigation and review);

                  (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactional

                  (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions the obtaining of any Consent required to be obtained in connection with any of the Transactions; and

                  (v) the consummation and performance of the Transactions.

                                       52.

         Assist shall not bear or pay, and the Selling Shareholders shall not permit Assist to bear or pay, any such fees, costs or expenses. To the extent Assist bears or pays any such fees, costs, or expenses (the "TRANSACTION EXPENSES"), the Purchase Price will be reduced on a dollar for dollar basis. The Transaction Expenses shall not include the fees payable by Assist in the Ordinary Course of Business to Batchelder & Partners, Inc. for outsourced services.

              (b) Subject to the provisions of Section 11 (including the indemnification and other obligations of the Selling Shareholders thereunder) and the provisions of Section 12.5(b)(iv), Cayenta shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of Cayenta in connection with:

                  (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions;

                  (ii) the investigation and review conducted by Cayenta and its Representatives with respect to Assist's business;

                  (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and

                  (iv) the consummation and the performance of the Transactions.

         12.6 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         12.7 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

              if to Assist:

                  Assist Cornerstone Technologies, Inc.
                  77 West 200 South, Suite 500
                  Salt Lake City, UT  84101
                  Attention:  Scott E. Pynes
                  Facsimile:  (801) 355-7720

                  WITH A COPY TO:

                                         53.

                  Nolan S. Taylor, Esq.
                  LeBoeuf, Lamb, Greene & MacRae LLP
                  1000 Kearns Building
                  136 South Main Street
                  Salt Lake City, UT  84101
                  Facsimile:  (801) 359-8256


              if to any of the Selling Shareholders:

                   c/o of the Agent

              if to the Agent:

                  Andrew Dumke as Agent of the Selling Shareholders 2200 Powell Street, Suite 1250
                  Emeryvile, CA  94608
                  Facsimile: (510) 595-9801
              WITH A COPY TO:

                  Ed Wes, Esq.
                  Perkins Coie, LLP
                  135 Commonwealth #250
                  Menlo Park, CA  94025
                  Facsimile:  (650) 752-6050

              if to Cayenta or Cayenta Sub:

                  Cayenta.com, Inc. and Cayenta Operating Company
                  c/o The Titan Corporation
                  3033 Science Park Road
                  San Diego, CA  92121-1199
                  Attention:   David Porreca
                  Facsimile:  (858) 552-9759

              WITH A COPY TO:

                  Nicholas J. Costanza, Esq.
                  The Titan Corporation
                  3033 Science Park Road
                  San Diego, CA  92121-1199
                  Facsimile:  (858) 552-9759

                  Barbara L. Borden, Esq.
                  Cooley Godward LLP
                  4365 Executive Drive, Suite 1100
                  San Diego, CA  92121
                  Facsimile:  (858) 453-3555

                                      54.

         12.8 PUBLICITY. Without limiting the generality of anything contained in Section 6.8, on and at all times after the Closing Date:

              (a) no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of any of the Selling Shareholders, and the Selling Shareholders shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential; and

              (b) each Selling Shareholder shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Selling Shareholder's possession that relates directly or indirectly to the business of Assist, Cayenta or any affiliate of Cayenta.

         12.9 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         12.10 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         12.11 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         12.12 GOVERNING LAW; VENUE.

               (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

               (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement:

                   (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                   (ii) agrees that each state and federal court located in the County of San Diego, California shall be deemed to be a convenient forum; and

                   (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                                 55.

               (c) Each Selling Shareholder agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Selling Shareholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

               (d) Nothing contained in Section 12.12(b) or 12.12(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against Assist or any of the Selling Shareholders in any other forum or jurisdiction.

               (e) The Selling Shareholders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

               (f) The Selling Shareholders irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         12.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon:
Assist and its successors and assigns (if any); the Selling Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and Cayenta and its successors and assigns (if any). This Agreement shall inure to the benefit of: Assist; the Selling Shareholders; Cayenta; the other Indemnitees (subject to Section 11.9); and the respective successors and assigns (if any) of the foregoing. Cayenta may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 11), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         12.14 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each of the parties agrees that:

               (a) in the event of any Breach or threatened Breach by a party to this Agreement of any covenant, obligation or other provision set forth in this Agreement, the other parties shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

               (b) the party seeking specific performance or an injunction shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         12.15 WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right,

                                  56.

privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         12.16 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Cayenta and the Agent.

         12.17 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         12.18 PARTIES IN INTEREST. Except for the provisions of Section 11 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         12.19 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         12.20 CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                                  57.

         12.21 NEGOTIATION OF DISPUTES. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty days of a written request by either party to the other, such dispute shall be referred to the Chief Executive Officer, Chief Financial Officer or General Counsel of Cayenta and the Agent for resolution. Such persons shall hold a meeting to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 10 business days after such meeting, the Chief Executive Officer, Chief Financial Officer or General Counsel of Cayenta and the Agent have not succeeded in negotiating a resolution of the dispute, such dispute may be resolved in accordance with Section 12.12.

         12.22 ERNST & YOUNG LLP CONSENT. The Agent shall use its reasonable Best Efforts to obtain any consent of Ernst & Young LLP required by Cayenta in connection with the filing of any consolidated financial statements of Cayenta in any registration statement, report or other filing made by Cayenta or Titan with the Securities and Exchange Commission, or any blue sky securities authority or any securities exchange or market.

         12.23 TITAN AS SIGNING PARTY. Titan is signing this Agreement solely as a party to Section 2 and Titan does not guarantee performance of any of Cayenta's obligations under this Agreement.

         12.24 ASSIST'S LEGAL COUNSEL. Each of the Selling Shareholders acknowledges and agrees that LeBoeuf, Lamb, Greene & MacRae, LLP has represented Assist only and not the Selling Shareholders individually. The Selling Shareholders have been separately represented by and relied upon their own legal, tax and accounting advisors.

         12.25 DIRECTORS' AND OFFICERS' INSURANCE. For a period of four years from the Closing Date, Cayenta shall cause Assist to maintain in effect the current policies of directors and officers liability insurance maintained by Assist covering persons who are currently covered by Assist directors' and officers' liability insurance policies with respect to acts or omission occurring prior to the closing; provided that policies of at least the same coverage containing terms and conditions which are no less advantageous to the insured as may be substituted therefor.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       58.

         The parties hereto have caused this Agreement to be executed and delivered as of ______________, 1999.

CAYENTA:                            CAYENTA.COM, INC.,
                                    a Delaware corporation



                                    By:
                                        -------------------------------

                                    Its:
                                        -------------------------------


                                    CAYENTA OPERATING COMPANY,
                                    a Delaware corporation



                                    By:
                                        -------------------------------

                                    Its:
                                        -------------------------------


TITAN:                              THE TITAN CORPORATION,
                                    a Delaware corporation



                                    By:
                                        -------------------------------

                                    Its:
                                        -------------------------------


ASSIST:                             ASSIST CORNERSTONE
                                    TECHNOLOGIES, INC.,
                                    a Utah corporation



                                    By:
                                        -------------------------------
                                        Scott E. Pynes
                                        President

                   [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLING SHAREHOLDERS:


                                        -------------------------------
                                        SCOTT E. PYNES



                                        -------------------------------
                                        JERRY L. MCMILLAN



                                        -------------------------------
                                        KENNETH R.  SAWYER



                                        -------------------------------
                                        ANDREAS SEEMULLER



                                        -------------------------------
                                        HENRY J. EYRING



                                        -------------------------------
                                        VERN R. CHRISTENSEN



                                        -------------------------------
                                        GREGORY C. ESTY



                                        BATCHELDER & PARTNERS, INC.



                                        By:
                                            ----------------------------


                                        Its:
                                            ----------------------------

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                        -------------------------------
                                        E. SCOTT ANDERSON



                                        -------------------------------
                                        GUY M. CAMERON



                                        -------------------------------
                                        MARNIE NUTTALL-MARTINEZ



                                        -------------------------------
                                        RANDALL CROCKER



                                        -------------------------------
                                        PAUL SCHWEET



                                        -------------------------------
                                        STUART CLIFTON



                                        -------------------------------
                                        MARK S. HOWLETT



                                        -------------------------------
                                        C. BURTON STOHL



                                        -------------------------------
                                        MARLON R. BERRETT

                      [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                        PACIFIC MEZZANINE FUND, L.P.



                                        By:
                                              ----------------------------

                                        Its:
                                              ----------------------------

                                        Agent
                                        By:
                                              ----------------------------
                                              ANDREW DUMKE

                      [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                  (a) the sale, license or other disposition or acquisition of all or any portion of Assist's business or assets (other than in the Ordinary Course of Business);

                  (b) the issuance, sale or other disposition of (i) any capital stock or other equity security of Assist (other than common stock issued to employees of Assist in routine transactions in accordance with Assist's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Assist other than stock options granted to employees of Assist in routine transactions in accordance with Assist's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Assist; or

                  (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Assist.

         ASSIST. "Assist" shall mean Assist Cornerstone Technologies, Inc., a Utah corporation.

         ASSIST CONTRACT.  "Assist Contract" shall mean any Contract:

                  (a)      to which Assist is a party;

                  (b) by which Assist or any of its assets is or may become bound or under which Assist has, or may become subject to, any obligation; or

                  (c) under which Assist has or may acquire any right or interest.

         ASSIST FINANCIAL STATEMENTS. "Assist Financial Statements" shall have the meaning specified in Section 3.4(a) of the Agreement.

         ASSIST RETURNS. "Assist Returns" shall have the meaning specified in
Section 3.17(a) of the Agreement.

         AGENT. "Agent" shall have the meaning specified in Section 12.1 of the Agreement.

         AGREEMENT. "Agreement" shall mean the Stock Exchange and Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

                                   A-1.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent and reasonable Person desiring to achieve a particular result would use in order to achieve such result as expeditiously as possible.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or
(b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Assist.

         CLOSING. "Closing" shall have the meaning specified in Section 1.5 of the Agreement.

         CLOSING CERTIFICATE. "Closing Certificate" shall have the meaning specified in Section 8.9(b) of the Agreement.

         CLOSING DATE. "Closing Date" shall have the meaning specified in
Section 1.5 of the Agreement.

         CODE.  "Code" shall mean the Internal Revenue Code of 1986.

         COMPANY PLAN. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

         COMPARABLE ENTITIES. "Comparable Entities" shall mean Entities (other than Assist) that are engaged in businesses similar to Assist's business and are of comparable size in annualized revenues.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental
Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         CURRENT BENEFIT PLAN. "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

                  (a) that was established or adopted by Assist or any ERISA Affiliate or is maintained or sponsored by Assist;

                  (b)      in which Assist participates;

                                   A-2.

                  (c) with respect to which Assist or any ERISA Affiliate is or may be required or permitted to make any contribution; or

                  (d) with respect to which Assist or any ERISA Affiliate is or may become subject to any Liability.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, less any amounts recovered through insurance policies of Assist so long as the claim does not result in a material increase in Assist's premiums for such policy or policies or the cancellation of such policy or policies.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Cayenta on behalf of Assist and the Selling Shareholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Assist of 1974.

         ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with Assist under Section 414 of the Code.

         EXCLUDED CONTRACT. "Excluded Contract" shall mean any Assist Contract that:

                  (a) Assist has entered into in the Ordinary Course of Business;

                  (c) has a term of less than 90 days or may be terminated by Assist (without penalty) within 90 days after the delivery of a termination notice by Assist; and

                                     A-3.

                  (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $15,000.

         GAAP. "GAAP" shall mean United States generally accepted accounting principles, applied on a basis consistent with the basis on which the Assist Financial Statements were prepared.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

                  (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                  (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

                  (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL.  "Hazardous Material" shall include:

                  (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

                  (b) any waste, gas or other substance or material that is explosive or radioactive;

                  (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Assist, the Federal Water Pollution Control

                                        A-4.

         Assist, the Toxic Substances Control Assist, the Emergency Planning and Community Right-to-Know Assist and the respective regulations promulgated thereunder);

                  (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

                  (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         INDEMNITEES.  "Indemnitees" shall mean the following Persons:

                  (a) Cayenta;

                  (b) Cayenta Sub;

                  (c) Cayenta's and Cayenta Sub's current and future affiliates (including Assist);

                  (d) the respective Representatives of the Persons referred to in clauses "(a)" , "(b)" and "(c)" above; and

                  (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)", "(c)" and "(d)" above;

         PROVIDED, HOWEVER, that (i) Assist shall not be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) the Selling Shareholders shall not be deemed to be "Indemnitees" as such term is used herein.

         INFORMATION STATEMENT. "Information Statement" shall mean an information statement for the Assist Shareholders for purposes of soliciting their approval of the Exchange in accordance with this Agreement. The Information Statement will contain the type of information generally included in an S-4 registration statement as required under the Exchange Act. Assist shall submit a draft report to Cayenta for its prior approval.

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent investigation concerning the truth or existence of such fact or other matter.

                                    A-5.

         Assist shall be deemed to have "Knowledge" of a particular fact or other matter if any Scott Pynes, Marnie Nuttall-Martinez, Scott Anderson, Guy Cameron, Randall Crocker or Paul Schweet has Knowledge of such fact or other matter.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         ORDER.  "Order" shall mean any:

                  (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                  (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of Assist shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, is consistent with Assist's past practices and is taken in the ordinary course of Assist's normal day-to-day operations;

                  (c) such action is not required to be authorized by Assist's shareholders, Assist's board of directors or any committee of Assist's board of directors and does not require any other separate or special authorization of any nature; and

                  (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Entities that are engaged in businesses similar to Assist's business.

         PAST BENEFIT PLAN. "Past Benefit Plan" shall mean any Employee Benefit Plan (other than a Current Benefit Plan):

                                    A-6.

                  (a) of which Assist or any ERISA Affiliate has ever been a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or that otherwise has at any time been established, adopted, maintained or sponsored by Assist or by any ERISA Affiliate;

                  (b) in which Assist or any ERISA Affiliate has ever participated;

                  (c) with respect to which Assist or any ERISA Affiliate has ever made, or has ever been required or permitted to make, any contribution; or

                  (d) with respect to which Assist or any ERISA Affiliate has ever been subject to any Liability.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period commencing as of the date of the Agreement and ending on the Closing Date.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

                  (a) each of the Selling Shareholders;

                  (b) each individual who is, or who has at any time been, an officer of Assist;

                  (c) each member of the family of each of the individuals referred to in clauses "(a)" and "(b)" above; and

                  (d) any Entity (other than Assist) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

                                       A-7.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Shareholders and all other Related Parties shall be deemed to be "Representatives" of Assist.

         SCHEDULED CLOSING TIME. "Scheduled Closing Time" shall have the meaning specified in Section 1.5 of the Agreement.

         SELLING SHAREHOLDERS. "Selling Shareholders" shall have the meaning specified in the introductory paragraph of the Agreement.

         SPECIFIED REPRESENTATIONS. "Specified Representations" shall mean the representations and warranties set forth in Sections 3.1, 3.3, 3.17 and
3.20 of the Agreement and the representations and warranties set forth in
Section 4.1 and Section 4.4 of the Agreement.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TRANSACTIONAL AGREEMENTS.  "Transactional Agreements" shall mean:

                  (a) the Agreement;

                  (b) the Investor Rights Agreement;

                  (c) the Noncompetition Agreement referred to in Section 8.9(f) of the Agreement;

                  (d) the General Release referred to in Section 8.9(a) of the Agreement;

                  (e) the Closing Certificate; and

                  (f) the mutual non-disclosure agreement between the parties executed prior to the date of this Agreement.

                                    A-8.

         TRANSACTIONS. "Transactions" shall mean (i) the consummation of the Exchange as part of the 351 Plan, (ii) the consummation of the purchase and sale of the Purchased Shares; (iii) the execution and delivery of the respective Transactional Agreements, and (iv) all of the transactions contemplated by the respective Transactional Agreements.

         WORKING CAPITAL. "Working Capital" shall mean as of the Closing Date the difference between Assist's current assets and Assist's current liabilities (excluding the current portion of any Debt) as determined under GAAP. Notwithstanding the foregoing, any cash contributions made or deemed to be made by Cayenta at Closing to fund repayment or retirement of Debt and any cash payments made to cash-out options shall be excluded from the calculation of Working Capital.

         YEAR 2000 COMPLIANT. "Year 2000 Compliant" shall mean, in regard to any product or internal system, that such product or internal system can individually continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to such product or internal system, including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates that allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways that are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

                                      A-9.

==============================================================================

                   STOCK EXCHANGE AND STOCK PURCHASE AGREEMENT


                                     among:


                               CAYENTA.COM, INC.,
                             a Delaware corporation

                           CAYENTA OPERATING COMPANY.,
                             a Delaware corporation

                             THE TITAN CORPORATION,
                             a Delaware corporation

                     ASSIST CORNERSTONE TECHNOLOGIES, INC.,
                               a Utah corporation

                                       and

                              SELLING SHAREHOLDERS

                          Dated as of December 7, 1999

==============================================================================

                                TABLE OF CONTENTS

                                                                                                PAGE
         1.1      Exchange of Shares..............................................................1

         1.2      No Fractional Shares............................................................2

         1.3      Cayenta Shares..................................................................2

         1.4      Appraisal Rights................................................................2

         1.5      Closing.........................................................................3

2.       SALE AND PURCHASE OF SHARES..............................................................3

         2.1      Sale and Purchase of Shares.....................................................3

         2.2      Purchase Price..................................................................3

         2.3      Post-Closing Adjustment.........................................................5

3.       REPRESENTATIONS AND WARRANTIES OF ASSIST AND SELLING SHAREHOLDERS........................6

         3.1      Due Organization; No Subsidiaries; Etc..........................................6

         3.2      Certificate of Incorporation and Bylaws; Records................................7

         3.3      Capitalization, Etc.............................................................7

         3.4      Financial Statements............................................................9

         3.5      Absence of Changes..............................................................9

         3.6      Title to Assets................................................................11

         3.7      Bank Accounts..................................................................12

         3.8      Receivables; Major Customers...................................................12

         3.9      Inventory......................................................................12

         3.10     Equipment, Etc.................................................................13

         3.11     Real Property..................................................................13

         3.12     Proprietary Assets.............................................................13

         3.13     Contracts......................................................................15

         3.14     Liabilities; Major Suppliers...................................................16

         3.15     Compliance With Legal Requirements.............................................17

         3.16     Governmental Authorizations....................................................18

         3.17     Tax Matters....................................................................19

         3.18     Employee and Labor Matters.....................................................20

         3.19     Benefit Plans; ERISA...........................................................21

         3.20     Environmental Matters..........................................................23

         3.21     Sale of Products; Performance of Services......................................24

                                                 i.


         3.22     Insurance......................................................................25

         3.23     Related Party Transactions.....................................................26

         3.24     Certain Payments, Etc..........................................................27

         3.25     Proceedings; Orders............................................................27

         3.26     Authority; Binding Nature of Agreements........................................28

         3.27     Non-Contravention; Consents....................................................29

         3.28     Year 2000 Compliance...........................................................30

                  (a)      Brokers...............................................................30

         3.29     Full Disclosure................................................................30

         3.30     No Other Representations or Warranties.........................................31

4.       REPRESENTATIONS AND WARRANTIES OF CAYENTA AND CAYENTA SUB...............................31

         4.1      Due Organization...............................................................31

         4.2      Authority; Binding Nature of Agreements........................................31

         4.3      Non-Contravention; Consents....................................................31

         4.4      Capitalization, Etc............................................................32

         4.5      Financial Statements...........................................................33

         4.6      No Adverse Change..............................................................33

                  (a)      34

         4.8      Brokers........................................................................34

         4.9      No Other Representations or Warranties.........................................34

5.       REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS..............................34

         5.1      Selling Shareholder Bears Economic Risk........................................34

         5.2      Acquisition for Own Account....................................................35

         5.3      Selling Shareholder Can Protect Its Interest...................................35

         5.4      Accredited Investor............................................................35

         5.5      Company Information............................................................35

         5.6      Rule 144.......................................................................35

         5.7      Residence......................................................................35

         5.8      Selling Shareholder............................................................36

6.       PRE-CLOSING COVENANTS OF ASSIST AND SELLING SHAREHOLDERS................................36

                                             ii.


         6.1      Access and Investigation.......................................................36

         6.2      Operation of Business..........................................................37

         6.3      Filings and Consents...........................................................38

         6.4      Notification; Updates to Disclosure Schedule...................................39

         6.5      Payment of Indebtedness by Related Parties.....................................40

         6.6      No Negotiation.................................................................40

         6.7      Best Efforts...................................................................40

         6.8      Confidentiality................................................................40

7.       PRE-CLOSING COVENANTS OF CAYENTA AND CAYENTA SUB........................................41

8.       CONDITIONS PRECEDENT TO CAYENTA'S OR CAYENTA SUB'S OBLIGATION TO CLOSE..................41

         8.1      Satisfactory Completion of Pre-Acquisition Review..............................41

         8.2      Accuracy of Representations....................................................41

         8.3      Performance of Obligations.....................................................42

         8.4      Approval of Cayenta's Board of Directors; Consents.............................42

         8.5      No Material Adverse Change.....................................................42

         8.6      Regulation D...................................................................42

         8.7      Cash Out of Options............................................................42

         8.8      Section 351 Plan...............................................................42

         8.9      Closing Documents..............................................................42

         8.10     No Proceedings.................................................................43

         8.11     No Claim Regarding Stock Ownership or Sale Proceeds............................43

         8.12     No Prohibition.................................................................43

         8.13     Confidential Information and Invention Assignment Agreements...................44

9.       CONDITIONS PRECEDENT TO ASSIST'S AND SELLING SHAREHOLDERS' OBLIGATION TO CLOSE..........44

         9.1      Accuracy of Representations....................................................44

         9.2      Cayenta's Performance..........................................................44

         9.3      Closing Documents..............................................................44

10.      TERMINATION.............................................................................45

         10.1     Termination Events.............................................................45

                                          iii.


         10.2     Termination Procedures.........................................................45

         10.3     Effect of Termination..........................................................45

11.      INDEMNIFICATION, ETC....................................................................46

         11.1     Survival of Representations and Covenants......................................46

         11.2     Indemnification by Selling Shareholders........................................46

         11.3     Threshold......................................................................47

         11.4     Right to Require Cure of Breach................................................48

         11.5     No Contribution................................................................48

         11.6     Interest.......................................................................48

         11.7     Setoff/ Limited Recourse.......................................................48

         11.8     Defense of Third Party Claims..................................................49

         11.9     Exercise of Remedies by Indemnitees Other Than Cayenta and Cayenta Sub.........49

         11.10    Indemnification by Cayenta and Cayenta Sub.....................................49

12.      MISCELLANEOUS PROVISIONS................................................................50

         12.1     Selling Shareholders' Agent....................................................50

         12.2     Further Assurances.............................................................51

         12.3     Retirement of Debt.............................................................51

         12.4     Stock Options..................................................................52

         12.5     Fees and Expenses..............................................................52

                           (i)      53

         12.6     Attorneys' Fees................................................................53

         12.7     Notices........................................................................53

         12.8     Publicity......................................................................54

         12.9     Time of the Essence............................................................55

         12.10    Headings.......................................................................55

         12.11    Counterparts...................................................................55

         12.12    Governing Law; Venue...........................................................55

         12.13    Successors and Assigns.........................................................56

         12.14    Remedies Cumulative; Specific Performance......................................56

         12.15    Waiver.........................................................................56

                                               iv.


         12.16    Amendments.....................................................................57

         12.17    Severability...................................................................57

         12.18    Parties in Interest............................................................57

         12.19    Entire Agreement...............................................................57

         12.20    Construction...................................................................57

         12.21    Negotiation of Disputes........................................................57

         12.22    Ernst & Young LLP Consent......................................................58

         12.23    Titan as Signing Party.........................................................58

         12.24    Assist's Legal Counsel.........................................................58

         12.25    Directors' and Officers' Insurance.............................................58




EXHIBITS

Exhibit A:        Certain Definitions
Exhibit B:        Amended and Restated Certificate of Incorporation
Exhibit C:        Investor Rights Agreement
Exhibit D:        Selling Shareholders Address List
Exhibit E:        Section 351 Plan
Exhibit F:        General Release
Exhibit G:        Opinion Letter
Exhibit H:        List of Key Employees

                                                v.